Exhibit 10.10

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                              TENANT: Oxigene, Inc.

                                    LEASE OF

                           THE ARSENAL ON THE CHARLES

                            WATERTOWN, MASSACHUSETTS

                                     BETWEEN

                            Oxigene, Inc., AS TENANT

                                       AND

        CHARLES RIVER BUSINESS CENTER ASSOCIATES, L.L.C., AS LANDLORD





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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                             BASIC LEASE PROVISIONS

Section 1.1   Introduction...................................................1
Section 1.2   Basic Data.....................................................1
Section 1.3   Additional Definitions.........................................2
Section 1.4   Enumeration of Exhibits........................................4


                                   ARTICLE II

                         PREMISES AND APPURTENANT RIGHTS

Section 2.1   Lease of Premises..............................................5
Section 2.2   Appurtenant Rights and Reservations............................5


                                   ARTICLE III

                                   BASIC RENT

Section 3.1   Payment........................................................6


                                   ARTICLE IV

                           COMMENCEMENT AND CONDITION

Section 4.1   Commencement Date..............................................6
Section 4.2   Preparation of the Premises by Landlord........................7
Section 4.3   Preparation of the Premises by Tenant.........................12
Section 4.4   Conclusiveness of Landlord's Performance......................14
Section 4.5   Tenant's Delays...............................................14


                                    ARTICLE V

                                 USE OF PREMISES

Section 5.1   Permitted Use.................................................16
Section 5.2   Installations and Alterations by Tenant.......................17


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                                   ARTICLE VI

                            ASSIGNMENT AND SUBLETTING

Section 6.1   Prohibition...................................................19
Section 6.2   Acceptance of Rent............................................20
Section 6.3   Excess Payments...............................................20
Section 6.4   Landlord's Recapture Right....................................20


                                   ARTICLE VII

                 RESPONSIBILITY FOR REPAIRS AND CONDITION OF
                PREMISES; SERVICES TO BE FURNISHED BY LANDLORD

Section 7.1   Landlord Repairs..............................................21
Section 7.2   Tenant's Agreement............................................22
Section 7.3   Floor Load - Heavy Machinery..................................22
Section 7.4   Building Services.............................................23
Section 7.5   Electricity...................................................25


                                  ARTICLE VIII

                                REAL ESTATE TAXES

Section 8.1   Payments on Account of Real Estate Taxes......................26
Section 8.2   Abatement.....................................................27
Section 8.3   Alternate Taxes...............................................27


                                   ARTICLE IX

                         OPERATING AND UTILITY EXPENSES

Section 9.1   Definitions...................................................27
Section 9.2   Tenant's Payment of Operating Expenses........................28
Section 9.3   Utility Payments..............................................29


                                    ARTICLE X

                    INDEMNITY AND PUBLIC LIABILITY INSURANCE

Section 10.1  Indemnity.....................................................29
Section 10.2  Public Liability Insurance....................................30
Section 10.3  Tenant's Risk.................................................30
Section 10.4  Injury Caused by Third Parties................................31
Section 10.5  Waiver of Subrogation.........................................31

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                                   ARTICLE XI

                          LANDLORD'S ACCESS TO PREMISES

                                   ARTICLE XII

                            FIRE, EMINENT DOMAIN, ETC.

Section 12.1  Abatement of Rent.............................................31
Section 12.2  Landlord's Right of Termination...............................32
Section 12.3  Restoration...................................................32
Section 12.4  Award.........................................................32
Section 12.5  Landlord's Insurance..........................................33


                                  ARTICLE XIII

                                     DEFAULT

Section 13.1  Tenant's Default..............................................33
Section 13.2  Landlord's Default............................................38


                                   ARTICLE XIV

                      PROVISIONS PERTAINING TO THE PROPERTY

Section 14.1  Community Outreach............................................38
Section 14.2  Hazardous Materials...........................................38


                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

Section 15.1  Extra Hazardous Use...........................................40
Section 15.2  Waiver........................................................40
Section 15.3  Covenant of Quiet Enjoyment...................................41
Section 15.4  Landlord's Liability..........................................41
Section 15.5  Notice to Mortgagee or Ground Lessor..........................42
Section 15.6  Assignment of Rents and Transfer of Title.....................42
Section 15.7  Rules and Regulations.........................................43
Section 15.8  Additional Rent...............................................43
Section 15.9  Invalidity of Particular Provisions...........................43
Section 15.10 Provisions Binding, Etc.......................................43
Section 15.11 Recording.....................................................43
Section 15.12 Notice........................................................44
Section 15.13 When Lease Becomes Binding....................................44

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Section 15.14 Paragraph Headings and Interpretation of Sections.............44
Section 15.15 Rights of Mortgagee or Ground Lessor..........................45
Section 15.16 Status Report.................................................45
Section 15.17 Security Deposit..............................................45
Section 15.18 Remedying Defaults............................................46
Section 15.19 Holding Over..................................................46
Section 15.20 Surrender of Premises.........................................46
Section 15.21 Brokerage.....................................................46
Section 15.22 Dispute Resolution............................................47
Section 15.23 Waiver of Jury Trial..........................................47
Section 15.24 Time Is of the Essence........................................47
Section 15.25 Multiple Counterparts.........................................47
Section 15.26 Governing Law.................................................47
Section 15.27 Additional Provisions.........................................47


EXHIBITS
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Exhibit A - Location Plan of the Premises
Exhibit B - Site Plan of Complex
Exhibit C - Commencement Date Letter
Exhibit D - Operating Expenses
Exhibit E - Rules and Regulations
Exhibit F - Contractor's Insurance Requirements
Exhibit G - List of Existing Environmental Restriction Documents
Exhibit H - Cleaning Specifications
Exhibit I - Form of SNDA
Exhibit J - Building Standard Materials
Exhibit K - Base Building Work
Exhibit L - Lease Rider
Exhibit M - Tenant Plan Submission Dates
Exhibit N - Approval of Tenant Improvement Plans




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                                      LEASE

            THIS INSTRUMENT IS A LEASE, dated as of February ____, 2000, in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the Building described below, being located in the multiple building business park in Watertown, Massachusetts known as The Arsenal on the Charles.

                                    ARTICLE I

                             BASIC LEASE PROVISIONS

            Section 1.1 Introduction. The following set forth basic data and, where appropriate, constitute definitions of the terms hereinafter listed.

            Section 1.2  Basic Data.

            LANDLORD: Charles River Business Center Associates, L.L.C., a Delaware limited liability company.

            LANDLORD'S ORIGINAL ADDRESS: c/o O'Neill Properties Group, L.P., 1101 West DeKalb Pike, Wayne, PA 19087

            LANDLORD'S CONSTRUCTION REPRESENTATIVE: James Santoro

            TENANT: Oxigene, Inc., a Delaware corporation

            TENANT'S ORIGINAL ADDRESS: One Copley Place, Boston, Massachusetts 02116

            TENANT'S CONSTRUCTION REPRESENTATIVE: David Sherris, until further notification by Tenant

            COMPLEX OR PROPERTY: The land located in Watertown, Massachusetts, together with the buildings and other improvements to be constructed thereon, all as shown on the Site Plan annexed hereto as Exhibit B.

            PREMISES:  The portions of the Building shown on Exhibit A.

            PREMISES RENTABLE AREA:  Agreed to be 9,980 square feet.


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            BASIC RENT:  The Basic Rent is as follows:

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               RENTAL PERIOD              ANNUAL BASIC RENT    MONTHLY PAYMENT
      --------------------------------------------------------------------------

      From the Commencement Date to    $294,410.00 ($29.50        $24,534.17
      the fifth (5th) anniversary of   per rentable square
      the Commencement Date            foot)
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      From the fifth (5th)             $324,350.00 ($32.50        $27,029.17
      anniversary of the Rent          per rentable square
      Commencement Date to the last    foot)
      day of The Initial Term
      --------------------------------------------------------------------------

            ADDITIONAL RENT: All charges and sums payable by Tenant as set forth in this Lease, other than and in addition to Basic Rent.

            TENANT'S PROPORTIONATE SHARE: The percentage based on the ratio of
(a) Premises Rentable Area to (b) Rentable Area of the Complex, which percentage is calculated to be 1.41%.

            SECURITY DEPOSIT:  $73,603.00

            INITIAL TERM: Ten years and three months, commencing on the Commencement Date and expiring at the close of the day immediately preceding the tenth anniversary of the Rent Commencement Date, except that if the Commencement Date shall be other than the first day of a calendar month, the expiration of the Initial Term shall be at the close of the day on the last day of the calendar month on which such anniversary shall fall.

            EXTENSION TERM: One term of five (5) years, as described in Exhibit L.

            BASE OPERATING EXPENSES: $38,423.00 (based on $3.85 per rentable square foot)

            BASE TAXES: $31,437.00 (based on $3.15 per rentable square foot)

            Section 1.3  Additional Definitions.

            ADEQUATE ASSURANCE OF FUTURE PERFORMANCE: As defined in
Section 13.1(d).

            AGENT: Cushman & Wakefield of Massachusetts, Inc. or such other person or entity from time to time designated by Landlord.

            ASP: As defined in Section 7.5(b).

            BASE BUILDING WORK: The work will be performed by Landlord as described on Exhibit K to prepare the Premises for commencement of the Tenant Improvement Work.

            BASE BUILDING SUBSTANTIAL COMPLETION DATE: As defined in
Section 4.3(d).

            BROKERS: Cushman & Wakefield of Massachusetts, Inc. and CRESA Partners.


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            BUILDING: The two-story building known as The Thomas J. Rodman
Building and also known as Building 312, located at 321 Arsenal Street, Watertown, Massachusetts as shown on the Site Plan annexed as Exhibit B hereto.

            BUILDING STANDARD: Materials of at least as good quality as Landlord has elected at the time of execution of this Lease to use as part of its standard construction substantially throughout the Building as such are more particularly described in Exhibit J hereto.

            BUSINESS DAYS: All days except Saturdays, Sundays, New Year's Day, Martin Luther King Day, Memorial Day, Presidents Day, Patriots Day, Independence Day, Labor Day, Columbus Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday), and such other days that tenants occupying at least 50% of Rentable Area now or in the future recognize as holidays for their general office staff.

            COMMENCEMENT DATE:  As defined in Section 4.1.

            COMMON FACILITIES:  As defined in Section 2.2(a).

            CONSTRUCTION DEADLINE: September 1, 2000, as such date may be extended pursuant to Section 4.5.

            DEFAULT OF TENANT:  As defined in Section 13.1(a).

            ENVIRONMENTAL CONDITIONS:  As defined in Section 14.2.1(c).

            ENVIRONMENTAL LAWS:  As defined in Section 14.2.1(a)

            ENVIRONMENTAL RESTRICTION:  As defined in Section 14.2.1(d).

            ESSENTIAL SERVICES:  As defined in Section 7.4(e).

            EVENT OF BANKRUPTCY:  As defined in Section 13.1(b).

            FORCE MAJEURE: Collectively and individually, strikes or other labor trouble, tire or other casualty, acts of God, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond Landlord's or Tenant's reasonable control, provided, however, that financial incapability shall never constitute Force Majeure.

            HAZARDOUS MATERIALS:  As defined in Section 14.2.1(b).

            INITIAL GENERAL LIABILITY INSURANCE: $2,000,000 per occurrence/ $5,000,000 aggregate (combined single limit) for property damage, bodily injury or death.

            LANDLORD'S CONTRIBUTION: An amount equal to $20.00 per square foot of Premises Rentable Area.

            LANDLORD'S WORK: As defined in Section 4.2(d).


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            OPERATING EXPENSES:  As defined in Section 9.1.

            OPERATING SERVICES:  As defined in Section 9.1.

            OPERATING YEAR:  As defined in Section 9.1.

            PERMITTED USES:  Executive and general offices.

            PLANS:  As defined in Section 4.2(a).

            RENT COMMENCEMENT DATE:  Three months after the Commencement Date.

            RENTABLE AREA OF THE COMPLEX: The rentable area of all of the buildings included in the Complex from time to time, presently estimated to be, and which in no event will be less than, 707,000 rentable square feet.

            RULES AND REGULATIONS:  As defined in Section 2.2.

            SCHEDULED COMMENCEMENT DATE:  August 1, 2000.

            SERVICE INTERRUPTION:  As defined in Section 7.4(e).

            SITE: The land area of the Complex shown on the Site Plan annexed as Exhibit B hereto.

            SUBSTANTIAL COMPLETION DATE:  As defined in Section 4.2(e).

            TAXES:  As defined in Section 8.1(a).

            TAX YEAR:  As defined in Section 8.1(a).

            TENANT ACCESS:  As defined in Section 4.3(e).

            TENANT'S DELAYS:  As defined in Section 4.4(c).

            TENANT'S PLANS:  As defined in Section 4.2(a).

            TENANT'S REMOVABLE PROPERTY:  As defined in Section 5.2(b).

            TENANT'S SHARE OF PARKING SPACES: The number of parking spaces equal to 2 spaces for every 1,000 square feet of usable area of the Premises, the parties agreeing that, based upon the Premises Rentable Area of 9,980 square feet, Tenant shall have the use of twenty (20) parking spaces.

            TERM OF THIS LEASE: The Initial Term and any extension thereof in accordance with the provisions hereof.

            Section 1.4 Enumeration of Exhibits. The following Exhibits are a part of this Lease, are incorporated herein by reference attached hereto, and are to be treated as a part of this Lease for all purposes. Undertakings


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contained in such Exhibits are agreements on the part of Landlord and Tenant, as the case may be, to perform the obligations stated therein.

      Exhibit A   -    Location Plan of the Premises
      Exhibit B   -    Sire Plan of Complex
      Exhibit C   -    Commencement Date Letter
      Exhibit D   -    Operating Expenses
      Exhibit E   -    Rules and Regulations
      Exhibit F   -    Contractor's Insurance Requirements
      Exhibit G   -    List of Existing Environmental Restriction Documents
      Exhibit H   -    Cleaning Specifications
      Exhibit I   -    Form of SNDA
      Exhibit J   -    Building Standard Materials
      Exhibit K   -    Base Building Work
      Exhibit L   -    Lease Rider
      Exhibit M   -    Tenant Plan Submission Dates
      Exhibit N   -    Approval of Tenant Improvement Plans



                                   ARTICLE II

                         PREMISES AND APPURTENANT RIGHTS

            Section 2.1 Lease of Premises. Landlord hereby demises and leases the Premises to Tenant for the Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby accepts and leases the Premises from Landlord upon such terms and conditions.

            Section 2.2  Appurtenant Rights and Reservations.

            (a) Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with Landlord and others, (i) public or common lobbies, hallways, stairways, elevators and common walkways necessary for access to the Building, and if the portion of the Premises on any floor includes less than the entire floor, the common toilets and showers, corridors and elevator lobby of such floor; and (ii) the access roads, driveways, parking areas, loading areas, pedestrian sidewalks, landscaped areas, trash enclosures, recreation areas, jogging trails and other areas or facilities which are located within the Complex and designated by Landlord from time to time for the non-exclusive use of tenants and other occupants of the Complex, and the services provided to tenants from time to time as an amenity of the Complex (the "Common Facilities"); but such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section (the "Rules and Regulations") and to the right of Landlord to designate and change from time to time areas and facilities so to be used.

            (b) Excepted and excluded from the Premises are the ceiling, floor, perimeter walls and exterior windows (except the inner surface of each thereof), and any space in the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, but the entry doors (and related glass and finish work) to the Premises are a


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part thereof. Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant's use of the Premises) interior storm windows, sun control devices, utility lines, equipment, stacks, pipes, conduits, ducts and the like. In the event that Tenant shall install any hung ceilings or walls in the Premises, Tenant shall install and maintain, as Landlord may require, proper access panels therein to afford access to any facilities above the ceiling or within or behind the walls.

            (c) Tenant shall also have the right (subject to the Rules and Regulations) to use, on a non-exclusive, unreserved basis, Tenant's Share of Parking Spaces.


                                   ARTICLE III

                                   BASIC RENT

            Section 3.1  Payment.

            (a) Tenant agrees to pay the Basic Rent to Landlord, or as directed by Landlord, commencing on the Rent Commencement Date, and Additional Rent to Landlord, or as directed by Landlord, commencing on the Commencement Date, without offset, abatement (except as provided in Section 12.1), deduction or demand. Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, to Landlord at Landlord's Original Address, or at such other place as Landlord shall from time to time designate by notice, in lawful money of the United States. In the event that any installment of Basic Rent or any regularly scheduled payment of Additional Rent is not paid within five (5) days after when due, Tenant shall pay, in addition to any charges under Section 15.18 at Landlord's request an administrative fee equal to 5% of the overdue payment. Landlord and Tenant agree that all amounts due from Tenant under or in respect of this Lease, whether labeled Basic Rent, Additional Rent, or otherwise, shall be considered as rental reserved under this Lease for all purposes, including without limitation regulations promulgated pursuant to the Bankruptcy Code, and including further without limitation Section 502(b) thereof.

            (b) Basic Rent for any partial month shall be pro-rated on a daily basis, and if the first day on which Tenant must pay Basic Rent shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the first day on which Tenant must pay Basic Rent to the last day of the month in which such day occurs, plus the installment of Basic Rent for the succeeding calendar month,


                                   ARTICLE IV

                           COMMENCEMENT AND CONDITION

            Section 4.1  Commencement Date.

            (a) If Sections 4.1(b) does not apply, the Commencement Date shall be the last to occur of:


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                  (i) the Scheduled Commencement Date set forth in Section 1.3 hereof, or

                  (ii) the day following the Substantial Completion Date, as defined in Section 4.2(e).

            Notwithstanding the foregoing, if Tenant's personnel shall occupy all or any part of the Premises for the conduct of its business prior to the Commencement Date as determined pursuant to the preceding sentence, such date of occupancy shall, for all purposes of this Lease, be the Commencement Date. Tenant may enter on the Premises for the purpose of installing conduits, telephones and fixturing, and similar activities, and such entry shall not be deemed to be occupancy of the Premises for the conduct of business; provided that Tenant shall coordinate the scheduling of any such early entry so as to minimize interference with the completion of Landlord's Work, and in any event so as to cause no delay in the completion of Landlord's Work.

            (b)   If  Tenant   undertakes  the  completion  of  Tenant's  Work
pursuant to Section 4.3, the Commencement Date shall be the first to occur of

                  (i) the Scheduled Commencement Date set forth in Section 1.3 hereof, as it may have been extended day for day by any delay in Tenant Access, or

                  (ii) the day Tenant's personnel occupy all or any part of the Premises for conducting Tenant's business.

            (c) Promptly upon the occurrence of the Commencement Date, Landlord and Tenant shall enter into a letter agreement substantially in the form attached hereto as Exhibit C, but the failure by either party to execute such a letter shall have no effect on the Commencement Date, as hereinabove determined.

            Section 4.2  Preparation of the Premises by Landlord.

            (a) Landlord has prepared plans for the Base Building Work, as set forth on Exhibit K (the "Base Building Plans"). Tenant shall prepare plans for the initial layout of the Premises and architectural and mechanical, electrical and plumbing engineering plans and specifications for the Premises, the costs of which may be reimbursed from Landlord's Contribution. The above plans and specifications shall be submitted in phases as such plans and specifications are developed and in any event prior to the dates set forth on Exhibit M. Such plans and specifications, when fully completed and approved by Landlord, are hereinafter called "Tenant's Plans". Landlord shall not unreasonably withhold or delay its approval of the Tenant's Plans or any components thereof. Landlord shall approve or disapprove the components of Tenant's Plans described on Exhibit M within five (5) Business Days after submission of such Plans by Tenant to Landlord, and shall issue comments on the 50% Complete Tenant's Plans described on Exhibit M within five (5) Business Days of receipt thereof. Landlord shall cooperate with Tenant in Tenant's efforts to address Landlord's basis for such disapproval. In the event of such disapproval, Tenant shall promptly cause the Tenant's Plans to be revised in a manner sufficient to remedy the Landlord's objections and/or respond to the Landlord's concerns and shall deliver such revised plans to Landlord, and Landlord shall either approve (which approval shall not be unreasonably withheld, conditioned or delayed) or


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disapprove Tenants revised plans (such disapproval to be on a reasonable basis)
within five (5) Business Days following the date of submission. Subject to
Section 4.2(b) below, Landlord and Tenant shall repeat this process until Landlord approves Tenant's Plans. Failure by Landlord to approve or disapprove of Tenant's Plans (original or revised) or any components or phases thereof within the required time period shall constitute approval thereof. Any disapproval shall be accompanied by a reasonably specific statement of reasons therefor. At such time as Tenant's Plans are completed and approved by Landlord, Landlord and Tenant shall sign a letter agreement substantially in the form of Exhibit N identifying Tenant's Plans and reciting such approval, and a copy of such letter shall be appended to each counterpart of this Lease, but the execution of such letter agreement is not a requirement of Landlord's approval. The work specified in Tenant's Plans shall be called the "Tenant Improvements."

            Tenant's Plans shall be stamped by a Massachusetts-registered architect and engineer, such architect and engineer being subject to Landlord's reasonable approval. Tenant covenants that the improvements shown on Tenant's Plans, if constructed in accordance with such Plans, shall comply with all applicable laws, ordinances and regulations (including, without limitation, the applicable requirements of the Americans with Disabilities Act of 1990, and the regulations promulgated thereunder) and the requirements of the Rules and Regulations, and shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits, approvals and licenses required for construction.

            (b) If the Tenant's Plans have not been approved by the Landlord by May 21, 2000 (the "Final Plans Date") due to Tenant's failure to prepare or appropriately revise same, any delay in Substantial Completion which results therefrom shall be a Tenant Delay. If Landlord unreasonably withholds its approval of or fails to meet the time frames set forth in Section 4.2(a) above with respect to such approval or disapproval, then the Final Plans Date shall be extended day-for-day for each day that Landlord unreasonably withholds its approval or fails to meet such time frames. If Tenant's Plans have not been approved or deemed approved by the Landlord by that date which is 90 days after the Final Plans Date (as such 90 day period may be extended upon the occurrence of a Force Majeure event, provided that the inability of Tenant's architect to staff or complete preparation of Tenant's Plans shall not be cause for such extension), despite Landlord's timely compliance with its obligations under
Section 4.2(a), Landlord shall have the right, without limitation of other rights or remedies, to terminate this Lease by giving notice thereof to Tenant at any time after the Final Plans Date (such termination right to end at such time, if any, that Landlord approves Tenant's Plans or such approval is deemed given). Upon such termination, this Lease shall cease and come to an end in accordance with the terms of such notice and without further obligation or liability on the part of either party. except that Tenant shall pay to Landlord the damages suffered by Landlord by reason of such termination including, without limitation, an amount equal to Landlord's out-of-pocket expenses incurred in connection with this Lease, including, without limitation, brokerage and reasonable legal fees through the effective termination date.

            (c) Promptly after (i) execution of this Lease, and (ii) issuance of a building permit by the Town of Watertown Building Department and issuance of such other permits, licenses and approvals necessary under applicable law for the Base Building Work to commence, Landlord shall commence and use reasonable efforts to complete the Base Building Work by April 30, 2000. The Base Building


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Work shall be performed at Landlord's sole cost and expense by a contractor selected by Landlord.

            (d) Promptly after approval of Tenant's Plans, Landlord shall commence and exercise all commercially reasonable efforts to complete the work to be performed by Landlord pursuant to and in accordance with Tenant's Plans ("Landlord's Work", which term shall expressly exclude the Base Building Work) on Or before the Scheduled Commencement Date. Landlord agrees to obtain three
(3) competitive bids for the performance of Landlord's Work from contractors reasonably acceptable to Tenant and coordinate the execution of Landlord's Work concurrently with the Base Building Work to the extent reasonably possible without interfering with the Base Building Work. If requested by Tenant, the parties agree to execute a work letter describing Landlord's Work (the "Work Letter"), but if the Work Letter has not been executed by the date Landlord has approved Tenant's Plans, Landlord may commence Landlord's Work in accordance with Tenant's Plans. To the extent that the cost to Landlord of completing Landlord's Work (as reasonably estimated by Landlord's contractor as of the time of approval of Tenant's Plans) exceeds Landlord's Contribution, Tenant shall pay such excess to Landlord, twenty percent (20%) to be paid on the date Landlord's contractor commences Landlord's Work and the balance to be paid no more frequently than monthly, within five (5) days after demand by Landlord therefor, in amounts equal to the product of (x) the total amount of the contractor's requisition for such period times (y) a fraction, the numerator of which is the amount by which the cost to Landlord of completing Landlord's Work exceeds Landlord's Contribution and the denominator of which is the total cost of Landlord's Work, less retainage of 10% until punch list work is complete. Tenant shall, if requested by Landlord, execute a work letter confirming such excess costs prior to the time Landlord shall be required to commence work. If the actual cost to Landlord of completing Landlord's Work is greater Or less than the estimate of Landlord's contractor, then Tenant shall pay, or Landlord shall credit, such difference (as the case may be) within fifteen (15) days after Landlord advises Tenant of such actual cost. In the event Tenant fails to make any such payment within ten (10) Business Days of receipt of an invoice therefor, Landlord may suspend Landlord's Work, and any resulting delay in Substantial Completion shall be deemed a Tenant Delay.

            (e) The Premises shall be deemed ready for occupancy on the first day as of which (i) Landlord's Work has been substantially completed by Landlord except for minor items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing undue interference with Tenant's use of the Premises (i.e. so-called "punch list" items), and (ii) the Town of Watertown has issued a certificate of occupancy permitting Tenant to use the Premises for the Permitted Uses. Such date is hereinafter called the "Substantial Completion Date." Landlord shall complete as soon as conditions permit all "punch list" items, and Tenant shall afford Landlord access to the Premises for such purposes.

            (f) If the Substantial Completion Date has not occurred by the Construction Deadline, Tenant shall have the right to terminate this Lease by giving notice to Landlord, not later than thirty (30) days after the Construction Deadline (as it may have been extended pursuant to this Lease) of Tenant's desire so to do; and this Lease shall cease and come to an end without further liability or obligation on the part of either party ninety (90) days after the giving of such notice, unless, within such 90-day period, Landlord substantially completes Landlord's Work; and such right of termination shall be

Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete Landlord's Work within such time.

            (g) Landlord shall deliver the Premises to Tenant in a neat and clean and first-class condition, free of all tenants and occupants.

            (h) Landlord shall deliver the Premises in a structurally sound condition and with a completely watertight roof; and all plumbing, sprinkler system, HVAC system, and utilities shall be in first-class condition.

            (i) Tenant shall have the right to come onto the Premises after reasonable advance written notice to Landlord in order to inspect Landlord's Work, to take measurements and in order to commence its work including fixturing, while Landlord is completing Landlord's Work, but such entry by Tenant shall be at Tenant's sole risk and shall not be deemed a waiver of Landlord's obligation fully to complete Landlord's Work. Tenant agrees that any of its work conducted as aforesaid shall be conducted so as not to interfere with the completion of Landlord's Work or cause any delay in the completion of Landlord's Work. Landlord and Tenant agree, to the extent reasonably possible, to coordinate their work in the Premises in order that the Scheduled Commencement Date may be met. The Landlord will, in addition, cooperate with the Tenant with respect to permits Tenant must secure (if any), and the Landlord will remedy any failure to fulfill its obligations resulting in Tenant's inability to secure its permits.

            (j) All permits required for Landlord's Work shall be obtained by Landlord at Tenant's cost, subject to the Landlord Contribution.

            (k) Landlord and Tenant acknowledge that certain approvals of the Tenant Improvements may be required from the National Park Service and/or the Watertown Arsenal Development Corporation ("WADC"). At such time as Tenant has delivered to Landlord the 50% Complete Tenant Plans described in Exhibit M, Landlord shall, to the extent approvals are required, take such Plans to the National Park Service and the WADC for its respective approval, and Landlord shall use its reasonable efforts to obtain such approval. Landlord shall notify Tenant of the National Park Services' and WADC's response to such request. If the National Park Service or WADC declines to grant its approval despite Landlord's reasonable efforts, Tenant shall have fifteen (15) days to determine whether to modify the request and ask Landlord to return to the National Park Service or WADC, or in the alternative, to accept the determination of the National Park Service and/or WADC. Within such 15-day period, Landlord will notify Tenant as to the date after which changes to the Tenant's Plans as a result of National Park Service or WADC requirements would result in a Tenant Delay, based on the then known construction schedule for the Tenant Improvements. If Tenant elects to modify the request and ask Landlord to return to the National Park Service or WADC, Tenant agrees to, in good faith, reasonably modify the Tenant Plans to address any concerns of the National Park Service or WADC. If, despite such reasonable modifications, either or both of the National Park Service or WADO, as the case may be, again decline to grant approval of the Tenant Improvements, as modified, and, in the reasonable opinion at Tenant's architect, further modifications to the planned Tenant Improvements in order to comply with the requirements of the National Park Service or WADC will significantly impair the function and utility of the Premises for the conduct of Tenant's business, then Tenant shall have the right to terminate this

Lease by giving notice to Landlord of Tenant's desire to do so not later than ten (10) days after receipt of written notice from Landlord of the disapproval of the modified Tenant's Plans and this Lease shall cease and come to an end without further liability or obligation on the part of either party. If Tenant shall fail to notify Landlord within such ten (10) day period of Tenant's intent to terminate the Lease under this Section it shall be deemed that Tenant has waived such right.

            (l) Landlord and Tenant agree that any Long Lead Time Items (as defined below) that will be incorporated into the Tenant Improvements will need to be ordered in advance of the selection of the contractor for the Tenant Improvement Work in order for the Substantial Completion Date to occur by the Scheduled Commencement Date. Accordingly, Tenant agrees to identify all Long Lead Time Items in accordance with Exhibit M. As used herein, a "Long Lead Time Item" is any material which Landlord is unable to obtain and install in an orderly fashion within eight (8) weeks of ordering the same, unless such delay is caused by strikes or other labor trouble, fire or other casualty, acts of God, governmental preemption of priorities or other controls in connection with a national or other public emergency.

            (m) Should Tenant require changes in or to the Tenant's Plans after their final approval by Landlord, Tenant shall so notify Landlord, and the following provisions shall apply:

                  (i) Change Order. Except as specifically set forth in this paragraph, no changes shall be made in Landlord's Work without a written change order (a "Change Order") approved in writing by Landlord and Tenant, which approval shall not be unreasonably withheld, conditioned or delayed. In the event that a Change Order is requested by Landlord due to unavailability of materials or supplies specified in Tenant's Plans, Tenant will approve any reasonable substitute material of at least equal quality within three (3) Business Days of a request for such approval, and such request shall be deemed approved by Tenant unless disapproved within such 3 Business Day period. Tenant shall be responsible for any costs of any Change Orders, and shall be responsible for any delay in the Substantial Completion Date with respect to Landlord's Work other than delays resulting from Change Orders requested by Landlord due to unavailability of materials or supplies; and Landlord shall not be responsible for any costs of any Change Orders nor for any delay in the Substantial Completion Date which results from any Change Order, including any delay which results from the unavailability of materials or supplies, and the Construction Deadline shall be extended by the period of such delay, if any.

                  (ii) Plans. In the event that after the Tenant Plans submitted by Tenant have been approved by Landlord, Tenant requires any change, addition or alteration in the approved Tenant Plans, Tenant will prepare plans and specifications with respect to such change, addition or alterations and submit the plans to Landlord for approval, such approval not to be unreasonably withheld or delayed. Tenant shall be responsible for the cost of any Change Order or any delay in the Substantial Completion Date which results from such change.

                  (iii) Cost and Delay Proposal. Upon Landlord's receipt of a Change Order from Tenant pursuant to clause (ii) above, Landlord shall promptly prepare and deliver to Tenant for its review and approval, a proposal ("Cost & Delay Proposal") setting forth and shall use reasonable efforts to provide such Proposal within five (5) Business Days of receipt of such Change Order: (a) any change in the projected completion date of Landlord's Work, if any, caused by the implementation of the Change Order, and (b) the total cost of such Change Order, including the following associated costs: actual construction contractor's cost and fees, overhead, profit and fees and any additional charge by any contractor on account of general conditions, overhead, profit or fee. If Tenant fails to approve such Cost & Delay Proposal within three (3) Business Days after delivery thereof, Tenant will be deemed to have withdrawn the proposed Change Order and Landlord will not proceed to perform the change. Tenant acknowledges that Landlord shall be under no obligation to make any alterations to the progress or content of the construction of Landlord's Work while a request for a Change Order is spending unless instructed to do so by Tenant's Representative (which notice will cause a Tenant Delay to occur) and that as a result thereof, the incremental cost of the Change Order may increase while the Change Order is pending.

                  (iv) Delay in Completion of the Project. If Tenant and Landlord approve in writing a Cost & Delay Proposal for a Change Order requested by Tenant or which results from (or is requested by) a change in the Tenant Plans after their approval by Landlord, such approval will constitute an agreement by Tenant that any delay in Substantial Completion which may result from such Change Order is a Tenant Delay.

            (n) Landlord shall perform all of Landlord's Work in a good and first-class workmanlike manner; in accordance with all applicable jaws, ordinances, codes and insurance requirements and free and clear of mechanic's liens.

            Section 4.3  Preparation of the Premises by Tenant.

            Notwithstanding the foregoing, on or before the date that is four
(4) weeks after the date of lease execution (the "Construction Election Date"), Tenant may, by notice to Landlord, elect to perform the work shown on Tenant's Plans. In such event, the provisions of Sections 4.2(a), (b), (c), (g), (h) and
(k) shall continue in full force and effect, and the provisions of Sections 4.2(d), (e), (f), (i), (j), (l), (m) and (n) shall not be applicable, and Landlord and Tenant shall have no obligations to each other or any other party under such inapplicable provisions. Instead, the following terms and provisions shall apply to the work shown on Tenant's Plans:

            (a) Promptly after approval of Tenant's Plans, Tenant shall exercise all commercially reasonable efforts to complete the work specified therein necessary to prepare the Premises for Tenant's occupancy ("Tenant's Work"). All Tenant's Work shall be completed in accordance with the requirements set forth in the Rules and Regulations. Landlord shall reimburse Tenant for the costs incurred by the Tenant with respect to the performance of Tenant's Work (the "Cost of Tenant's Work") up to the amount of Landlord's Contribution, To the extent that the Cost of Tenant's Work exceeds the Landlord's Contribution, Tenant shall be entirely responsible for such excess.

            (b) Landlord's Contribution shall be payable by Landlord to Tenant (or, at Landlord's election, directly to Tenant's contractor) upon written requisition to Landlord in monthly installments as provided below according to reasonable construction disbursement procedures, as Tenant's Work progresses. In any case, prior to payment of any such installment Tenant shall deliver to Landlord a written request, which request shall be given no more frequently than once every thirty (30) days, for such disbursement, which shall be accompanied by: (i) invoices for Tenant's Work covered by any previous requisition; (ii) copies of partial lien waivers or final lien waivers (in the case of a final installment); and (iii) a certificate signed by the Tenant's architect certifying that Tenant's Work represented by the aforementioned invoices has been completed substantially in accordance with Tenant's Plans. Landlord shall pay each required installment within thirty (30) days of receiving the materials enumerated in the previous sentence.

            (c) Each installment by Landlord will be in the amount of Landlord's pro-rata share of such invoice, based on the ratio of Landlord's Contribution to the cost of Tenant's Work, less the retainage, if any, in the contract with respect to such Work, but in no event shall Landlord be required to pay more than Landlord's Contribution. Final payment of such retainage will be due within 30 days after the occurrence of the Commencement Date.

            (d) The Base Building Work shall be deemed substantially completed on the first day as of which Landlord's architect issues, consistent with professional standards, a certificate of substantial completion, indicating that the Base Building Work has been completed, except for minor items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after Tenant commences Tenant's Work with minimum interference with Tenant's ability to proceed with Tenant's Work (i.e. so-called "Base Building punch list" items) and Tenant has been given notice thereof. Such date is hereinafter called the "Base Building Substantial Completion Date". Following Tenant's receipt of written notice of substantial completion, which notice shall be given at least ten (10) days prior to the date of substantial completion of the construction of the Base Building, Tenant shall have the right to inspect the Premises. If such inspection(s) reveals that the Base Building Work has not been completed in accordance herewith, Landlord and Tenant shall identify those items that remain to be completed or repaired on a punch list. Landlord shall complete as soon as conditions permit all "Base Building punch list" items, and Tenant shall afford Landlord access to the Premises for such purposes.

            (e) Tenant, after advance written notice to Landlord, shall be allowed access to the Premises to commence and perform Tenant's Work (the "Tenant Access") prior to the Base Building Substantial Completion Date, but such entry by Tenant shall be at Tenant's sole risk and Tenant agrees that any of its work conducted as aforesaid shall be conducted so as not to interfere with or cause any delay in the completion of Landlord's Base Building Work. Tenant agrees to use reasonable efforts to avoid undue interference with completion of the Base Building caused by Tenant's Work. Any delay in the Base Building Substantial Completion Date resulting from interference with Landlord's completion of the Base Building Work caused by Tenant's commencement and performance of Tenant's Work shall constitute a Tenant Delay. If Landlord delays Tenant Access beyond the Base Building Substantial Completion Date (as such date may have been extended pursuant to Section 4.5 below and/or Force Majeure), subject to Section 4.3(f), Tenant's sole remedy shall be the extension of the Commencement Date by one day for each day of such delay. If Tenant has elected to perform Tenant's Work pursuant to this Section 4.3, there shall be no consequence to Tenant or Landlord if the Tenant's Plans have not been approved by Landlord by the Final Plans Date.

            (f) If the Base Building Substantial Completion Date has not occurred by the Scheduled Commencement Date, as extended by any Tenant Delay and/or by Force Majeure, Tenant shall have the right to terminate this Lease by giving notice to Landlord, not later than thirty (30) days after the Scheduled Commencement Date, as extended by any Tenant Delay and/or by Force Majeure, of Tenant's desire so to do; and this Lease shall cease and come to an end without further liability or obligation on the part of either party ninety (90) days after the giving of such notice, unless, within such 90-day period, Landlord completes the Base Building Work as described in Section 4.3 (d) above, and such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete the Base Building Work within such time.

            Section 4.4 Conclusiveness of Landlord's Performance. Except to the extent to which Tenant shall have given Landlord notice, not later than the end of the second full calendar month of the Term of this Lease next beginning after the Commencement Date, or in the case of equipment installed by Landlord as part of the Base Building Work or Landlord's Work, if applicable, which is designed for seasonal use, not later than the end of the second full calendar month after the commencement of such seasonal use (but in no event later than the end of the sixth full calendar month of the Term), of respects in which Landlord has not performed the Base Building Work or Landlord's Work, if applicable, Tenant shall have no claim that Landlord has failed to perform any of the Base Building Work or Landlord's Work, if applicable. Notwithstanding the foregoing, if, after the time periods set forth above, Tenant identifies defects or latent defects in the Base Building Work or Landlord's Work, if applicable, that Landlord's contractor is contractually obligated to remedy under the terms of Landlord's contract with such contractor, Landlord shall use commercially reasonable efforts to cause such contractor to remedy such defects as provided for in such contract. Except for the Base Building Work and, if applicable, Landlord's Work, and except for any obligations expressly assumed by Landlord under this Lease or imposed directly on Landlord by law, the Premises are being leased in their AS IS condition, WITHOUT REPRESENTATION OR WARRANTY by Landlord.

            Section 4.5  Tenant's Delays.

            (a) If a delay shall occur in the Substantial Completion Date, or as to only clauses (iii) and (v) through (vii) below, if Tenant elects to perform Tenant's Work pursuant to Section 4.3, in the Base Building Substantial Completion Date, as the result of:

                  (i) any delay by Tenant in submitting Tenant's Plans to Landlord as required by Section 4.2(b);

                  (ii) if Tenant's Plans have not been approved by Landlord by the Final Plans Date (as such date may be extended upon the occurrence of a Force Majeure event, provided that the inability of Tenant's architect to staff or complete preparation of Tenant's Plans shall not be cause for such extension), despite Landlord's timely compliance with its obligations under
     Section 4.2(a);

                  (iii) any request by Tenant that Landlord delay in the commencement or completion of the Base Building Work or Landlord's Work for any reason;

                  (iv) any change by Tenant in Tenant's Plans after initial approval thereof by Tenant and Landlord respectively;

                  (v) any other act or omission of Tenant or its officers, agents, servants or contractors of which Landlord gives Tenant notice;

                  (vi) any special requirement of Tenant's Plans nor in accordance with Landlord's building standards as to which Landlord provides notice to Tenant prior to the Landlord's final approval of the Tenant's Plans and as to which Tenant does not revise the Tenant's Plans prior to the Final Plans Date to eliminate such a requirement;

                  (vii) any reasonably necessary displacement of any of the Base Building Work or Landlord's Work from its, place in Landlord's construction schedule resulting from any of the causes for delay referred to in this paragraph (a) and the fitting of such Work back into such schedule; or

                  (viii) any Tenant Delay of the type described in Sections 4.2(d) or 4.2(l) above;

then Tenant shall, from time to time and within ten (10) days after demand therefor, pay to Landlord for each day of such delay the amount of Basic Rent, Additional Rent and other charges that would have been payable hereunder had the Tenant's obligation to pay Basic Rent (without regard to any period of free rent) commenced immediately prior to such delay.

            (b) If a delay in the Substantial Completion Date, or the Base Building Substantial Completion Date, as applicable, or if any substantial portion of such delay, is the result of Force Majeure, and such delay would not have occurred but for a delay described in paragraph (a), such Force Majeure delay shall be deemed added to the delay described in that paragraph.

            (c) The delays referred to in paragraphs (a) and (b) are herein referred to collectively and individually as "Tenant's Delay."

            (d) If, as a result of Tenant's Delay, the Substantial Completion Date is delayed in the aggregate for more than thirty (30) days, and if Tenant has failed to make the payments due under Section 4.5(a) of this Lease, Landlord may (but shall not be required to) at any time thereafter terminate this Lease by giving written notice of such termination to Tenant and thereupon this Lease shall terminate without further liability or obligation on the part of either party, except that Tenant shall pay to Landlord the cost theretofore incurred by Landlord in performing Landlord's Work, plus an amount equal to Landlord's out-of-pocket expenses incurred in connection with this Lease, including, without limitation, brokerage and reasonable legal fees, together with any amount required to be paid pursuant to paragraph (a) through the effective termination date.

            (e) The Construction Deadline shall automatically be extended for the period of any delays caused by Tenant's Delay or Force Majeure.

                                    ARTICLE V

                                 USE OF PREMISES

            Section 5.1 Permitted Use.

            (a) Tenant agrees that the Premises shall be used and occupied by Tenant only for Permitted Uses and for no other use without Landlord's express written consent. Landlord represents that to its actual knowledge the zoning regulations applicable to the Premises as of the date of this Lease allow the Permitted Uses.

            (b) Tenant agrees to conform to the following provisions during the Term of this Lease:

                  (i) Tenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with the Rules and Regulations established by Landlord therefor;

                  (ii) Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises, any signs, symbol, advertisement or the like visible to public view outside of the Premises. Landlord will not withhold consent for signs or lettering on the entry doors to the Premises provided (A) such signs conform to sign standards for the Building adopted by Landlord in its sole discretion and Tenant has submitted to Landlord a plan or sketch in reasonable detail (showing, without limitation, size, color, location, materials and method of affixation) of the sign to be placed on such entry doors, and (B) Tenant obtains any consents required by third parties. Notwithstanding anything herein to the contrary, subject to the foregoing sign standards and consent requirements, Tenant shall have the right to install a sign on the Building at the entrance to the Premises at Tenant's sole cost and expense. Landlord agrees to maintain a tenant directory in the lobby of the Buildings (and, in the case of multi-tenant floors, in that floor's elevator lobby) in which Tenant's name will be placed;

                  (iii) Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Complex, or cause any offensive odors or loud noise or constitute a nuisance or a menace to any other tenant or tenants or other persons in the Complex;

                  (iv) Tenant shall, in its use of the Premises, comply with the requirements of all applicable governmental laws, rules and regulations, including without limitation the Americans With Disabilities Act of 1990 and the regulations of the Massachusetts Architectural Access Board; and

                  (v) Tenant shall continuously throughout the Term of this Lease occupy the Premises for Permitted Uses.

             Section 5.2  Installations and Alterations by Tenant.

            (a) Tenant shall make no alterations, additions (including, for the purposes hereof, wall-to-wall carpeting), or improvements in or to the Premises (including any improvements other than Landlord's Work necessary for Tenant's initial occupancy of the Premises) without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed with respect to non-structural alterations, additions and improvements that do not affect the Building's electrical, plumbing or mechanical systems, unless any one or series of related alterations, additions or improvements costs less than ten thousand dollars ($10,000.00) in the aggregate, is non-structural, affects only the interior of the Premises, is consistent with the quality and character of existing construction in the Building, does not affect the Building's electrical, plumbing or mechanical systems, and Tenant provides Landlord with plans and specifications prepared in connection with such alterations, if applicable, in which case Landlord's prior written consent will not be required. Any alterations, additions or improvements requiring Landlord's consent shall be in accordance with complete plans and specifications meeting the requirements set forth in the Rules and Regulations and approved in advance by Landlord. All work performed by Tenant shall be coordinated with any work being performed by Landlord in such a manner as not to damage the Building or interfere with the construction or operation of the Building, and, except for installation of furnishings, shall be performed by contractors or workers first approved by Landlord in writing, such approval not to be unreasonably withheld or delayed. Tenant shall, before its work is started: (i) secure all necessary licenses and permits; (ii) deliver to Landlord a statement of the names of all its contractors and subcontractors and assurances satisfactory to Landlord in its reasonable discretion protecting Landlord against claims arising out of the furnishing of such labor and materials; and (iii) cause each contractor to carry workers' compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and comprehensive public liability insurance with such limits as Landlord reasonably may require, but in no event less than a combined single limit of two million dollars ($2,000,000), and any other insurance which Landlord reasonably may from time to time require, all such insurance to be written in companies approved by Landlord and insuring Landlord and Tenant as well as the contractors, and deliver to Landlord certificates of such insurance. Landlord agrees that insurance coverages for contracts for installations or alterations in an amount less than twenty-five thousand dollars ($25,000.00) shall not necessarily be subject to the foregoing insurance requirements but rather shall be reviewed by Landlord on a case by case basis. Such work shall (i) be performed in a good and workmanlike manner and in compliance with all applicable laws, ordinances and regulations, (ii) be made at Tenant's sole cost and expense and at such reasonable times and in such a manner as Landlord may from time to time reasonably designate, (iii) be made only in accordance with the Rules and Regulations in effect with respect thereto, and (iv) become part of the Premises and the property of Landlord unless Landlord notifies Tenant in writing that Tenant must remove such work and restore the Premises to the condition existing immediately prior to the commencement of such work. If any alterations or improvements shall involve the removal of fixtures, equipment or other property in the Premises which are not Tenant's Removable Property, such fixtures, equipment or property shall, as soon as is commercially reasonable, be replaced by Tenant at its expense with new fixtures, equipment or property of like utility and of at least equal quality. Tenant shall promptly reimburse Landlord for all reasonable costs, including attorneys', architects', engineers', and consultants' fees, incurred by Landlord in connection with any request from Tenant pursuant to this Section 5.2. Tenant shall submit a request in writing for any approval of Landlord required under this Section 5.2(a) and Landlord shall respond to such request within fourteen
(14) days after Landlord's receipt of same. If Landlord has not responded to such request within the fourteen (14) day period, Tenant may deliver a notice to Landlord advising Landlord of same, and Landlord shall respond to such notice within seven (7) days after receipt of same. If Landlord fails to respond within such seven (7) day period, Landlord's consent shall be deemed given.

            (b) All articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises ("Tenant's Removable Property") shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal.

            (c) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises, the Building or the Complex. To the maximum extent permitted by law, before such time as any contractor commences to perform work on behalf of Tenant, such contractor (and any subcontractors) shall furnish a written statement acknowledging the provisions set forth in the prior clause. Tenant agrees to pay promptly when due the entire cost of any work done on behalf of Tenant, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to all or any part of the Property and immediately to discharge any such liens which may so attach. If, notwithstanding the foregoing, any lien is tiled against all or any part of the Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant or its agents, employees or independent contractors, Tenant, at its sole cost and expense, shall cause such lien to be dissolved promptly after receipt of notice that such lien has been filed, by the payment thereof or by the tiling of a bond sufficient to accomplish the foregoing. If Tenant shall fail to discharge any such lien, Landlord may, at its option, discharge such lien and treat the cost thereof (including attorneys' fees incurred in connection therewith) as Additional Rent payable upon demand, it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging such lien. Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims, liabilities and damages based on or arising by reason of the making of any alterations, additions or improvements by or on behalf of Tenant to the Premises under this Section, which obligation shall survive the expiration or termination of this Lease.

            (d) In the course of any work being performed by Tenant (including without limitation the "field installation" of any Tenants Removable Property), Tenant agrees to use labor compatible with that being employed by Landlord for work in or to the Complex or other buildings owned by Landlord or its affiliates (which term, for purposes hereof, shall include, without limitation, entities which control or are under common control with Landlord, Or which are controlled by Landlord or, if Landlord is a partnership or limited liability company, by any partner or member of Landlord) and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Complex pursuant to arrangements made by Landlord.

                                   ARTICLE VI

                            ASSIGNMENT AND SUBLETTING

            Section 6.1  Prohibition.

            (a) Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, whether voluntarily, involuntarily, by operation of law or otherwise, and that neither the Premises nor any pan thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting by Tenant or any person acting on behalf of Tenant, without, in each case, the prior written consent of Landlord. Without limiting the foregoing, any agreement pursuant to which: (x) Tenant is relieved from the obligation to pay, or a third party agrees to pay on Tenant's behalf, all or any portion of Basic Rent, Additional Rent or other charges due under this Lease; and/or (y) a third party undertakes or is granted the right to assign or attempt to assign this Lease or sublet or attempt to sublet all or any portion of the Premises, shall for all purposes hereof be deemed to be an assignment of this Lease and subject to the provisions of this
Article VI.

            (b) The provisions of paragraph (a) shall not apply to (x) transactions with an entity into or with which Tenant is merged or consolidated,
(y) transactions with an entity to which any interest including a controlling portion of or interest in the stock or partnership or membership interests or other evidences of equity interests of Tenant is transferred (by one or more transfers), or to which all or substantially all of the stock of Tenant is transferred, or to which all or substantially all of Tenant's assets are transferred, or (z) transactions with any entity which controls or is controlled by Tenant or is under common control with Tenant; provided that in any such event:

                  (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles consistently applied at least equal to the net worth of Tenant herein named on the date of this Lease,

                  (ii) proof satisfactory to Landlord of such net w9rth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, if permitted by law, or if not, on the effective date, and

                  (iii) the assignee agrees directly with Landlord, by written instrument in form satisfactory to Landlord in its reasonable discretion, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting.

            (c) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, whether or not in violation of the terms and conditions of this Lease, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of Tenant from the further performance of covenants on the part of Tenant to be performed hereunder. Any consent by Landlord to a particular subletting or occupancy shall not in any way diminish the prohibition stated in paragraph (a) of this Section 6.1 or the continuing liability of the original named Tenant. No assignment or subletting hereunder shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor. No such assignment, subletting, or occupancy shall affect or be contrary to Permitted Uses. Any consent by Landlord to a particular assignment, subletting or occupancy shall be revocable, and any assignment, subletting or occupancy shall be void ab initio, if the same shall fail to require that such assignee, subtenant or occupant agree therein to be independently bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be kept and performed. Tenant shall promptly reimburse Landlord for all reasonable costs, including attorneys' fees, incurred by Landlord in connection with any request from Tenant regarding assignment or subletting

            Section 6.2 Acceptance of Rent. If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If all or any part of the Premises are sublet, whether or not in violation of this Lease, Landlord may, after default by Tenant and expiration of Tenant's time to cure such default, collect rent from the subtenant. In either event, Landlord may apply the net amount collected to payment of Basic Rent and Additional Rent, but no such assignment, subletting, or collection shall be deemed a waiver of any of the provisions of this Article VI, an acceptance of the assignee or subtenant as a lessee, or a release of Tenant from the performance by Tenant of Tenant's obligations under this Lease.

            Section 6.3 Excess Payments. If Tenant assigns this Lease or sublets the Premises or any portion thereof, Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of the amount, if any, by which (a) any and all compensation received by Tenant as a result of such assignment or subletting, net of reasonable expenses actually incurred by Tenant in connection with such assignment or subletting, exceeds (b) the allocable portion of the applicable Basic Rent and Additional Rent attributable to the portion of the Premises so sublet or assigned. Notwithstanding the foregoing, the provisions of this Section 6.3 shall impose no obligation on Landlord to consent to an assignment of the Lease or a subletting of all or a portion of the Premises, except as is otherwise provided in the Lease.

            Section 6.4 Landlord's Recapture Right. Except as to those assignments permitted under Section 6.1(b), notwithstanding anything herein to the contrary, in addition to withholding or granting consent with respect to any proposed assignment of this Lease Or proposed sublease of all or any portion of the Premises in accordance with the provisions of Exhibit L, Paragraph D, Landlord shall have the right, to be exercised in writing within thirty (30) days after written notice from Tenant seeking Landlord's consent to assign this Lease or sublease all or any portion of the Premises, to terminate this Lease (in the event of a proposed assignment) or recapture that portion of the Premises to be subleased (in the event of a proposed sublease), provided, however, that such recapture right shall not apply if the proposed sublease, together with any previous sublease, relates to less than 3,325 square feet of Premises Rentable Area. In the case of a proposed assignment, this Lease shall terminate as of the date (the "Recapture Date") which is the later of (a) sixty
(60) days after the date of Landlord's election, and (b) the proposed effective date of such assignment or sublease, as if such date were the last day of the Term of this Lease. If Landlord exercises the rights under this paragraph in connection with a proposed sublease, this Lease shall be deemed amended to eliminate the proposed sublease premises from the Premises as of the Recapture Date, and thereafter all Basic Rent and Additional Rent shall be appropriately prorated to reflect the reduction of the Premises as of the Recapture Date.


                                   ARTICLE VII

                   RESPONSIBILITY FOR REPAIRS AND CONDITION OF
                  PREMISES; SERVICES TO BE FURNISHED BY LANDORD

            Section 7.1   Landlord Repairs.

            (a) Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair the roof, public areas, exterior walls (including exterior glass) and structure of the Building (including all plumbing, mechanical and electrical systems installed by Landlord, but specifically excluding any supplemental heating, ventilation or air conditioning equipment or systems installed at Tenant's request or as a result of Tenant's requirements in excess of building standard design criteria), all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the repair of glass in the Premises, the doors (or related glass and finish work) leading to the Premises, or any condition in the Premises or the Building caused by any act or neglect of Tenant, its invitees or contractors. Landlord shall also keep and maintain all Common Facilities in a good and clean order, condition and repair, free of snow and ice and accumulation of dirt and rubbish, and shall keep and maintain all landscaped areas in the Complex in a neat and orderly condition. Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly in this Section 7.1 provided, unless expressly provided otherwise in this Lease, or specifically required by law to be made by Landlord, subject to the provisions of Section 7.1(c) hereof.

            (b) Landlord shall never be liable for any failure to make repairs which Landlord has undertaken to make under the provisions of this Section 7.1 or elsewhere in this Lease, unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

            (c) If Landlord shall be required to make any repairs or alterations to the Premises to comply with any laws or requirements of public authorities hereafter in effect, or with any directions, rules or regulations of governmental agencies having or purporting to have jurisdiction, and if the cost to Landlord of making such repairs or alterations, together with the cost of other such repairs or alterations theretofore required, would exceed an amount equal to twelve (12) months' Basic Rent in the aggregate, Landlord may (but shall not be required to) elect to terminate this Lease by giving Tenant notice of its desire to do so, which notice shall set forth a date not less than thirty days from the giving of such notice on which this Lease shall terminate with the same force and effect as if such date were the date originally set forth herein as the expiration hereof. Tenant may, however, void Landlord's election to so terminate this Lease by giving Landlord notice, within fifteen days after the date of Landlord's notice to Tenant, to the effect that Tenant shall, at Tenant's expense, promptly and diligently cause all such repairs or alterations to be performed in the Premises, and Tenant shall hold Landlord harmless from and against any and all costs, expenses, penalties and/or liabilities (including without limitation reasonable legal fees and costs) in connection therewith.

            Section 7.2  Tenant's Agreement.

            (a) Tenant will keep the Premises and every part thereof neat and clean, and will maintain the same in good order, condition and repair, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty or as a consequence of the exercise of the power of eminent domain; and Tenant shall surrender the Premises, at the end of the Term, in such condition. Without limitation, Tenant shall continually during the Term of this Lease maintain the Premises in accordance with all laws, codes and ordinances from time to time in effect and all directions, rules and regulations of the proper officers of governmental agencies having jurisdiction, and the standards recommended by the applicable Board of Fire Underwriters, and shall, at Tenant's expense, obtain all permits, licenses and the like required by applicable law. If, but only if, the Premises constitute a "Place of Public Accommodation" within the meaning of the Americans With Disabilities Act of 1990, Tenant shall be responsible, subject to the requirements of Section 5.2, for making the Premises comply with such Act. Subject to Section 10.5 regarding waiver of subrogation, Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to the Building caused by any act or neglect of Tenant, or its contractors or invitees (including any damage by fire or other casualty arising therefrom) and, if the premium or rates payable with respect to any policy or policies of insurance purchased by Landlord or Agent with respect to the Property increases as a result of payment by the insurer of any claim arising from any act or neglect of Tenant, or its contractors or invitees, Tenant shall pay such increase, from time to time, within fifteen (15) days after demand therefor by Landlord, as Additional Rent.

            (b) If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand in writing that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, after such demand (except in the case of an emergency, in which event Landlord may make such repairs immediately), Landlord may (but shall not be required to do so) make or cause such repairs to be made (the provisions of Section 15.18 being applicable to the costs thereof), and shall not be responsible to Tenant for any loss or damage whatsoever that may accrue to Tenant's stock or business by reason thereof.

            Section 7.3  Floor Load - Heavy Machinery.

            (a) Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to reasonably prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent may include a requirement to provide insurance, naming Landlord as an insured, in such amounts as Landlord may deem reasonable.

            (b) If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

            Section 7.4   Building Services.

            (a) Landlord shall, on Business Days from 7:00 a.m. to 6:00 p.m. and on Saturdays from 7:00 a.m. to 1:00 p.m., furnish heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation at an occupancy of not more than one person per 150 square feet of Premises Rentable Area and an electrical load not exceeding 11.0 watts per square foot of Premises Rentable Area. If Tenant shall require air conditioning, heating or ventilation outside the hours and days above specified, Landlord may furnish such service and Tenant shall pay therefor such reasonable charges as may from time to time be in effect. In the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building's system or in any other way interferes with the system's ability to perform adequately its proper functions, supplementary systems may, if and as needed, at Landlord's option, be provided by Landlord, at Tenant's expense.

            (b) Landlord shall also provide:

                  (i) Passenger elevator service from the existing passenger elevator system in common with Landlord and others entitled thereto.

                  (ii) Warm water for lavatory purposes and cold water (at temperatures supplied by the city in which the Property is located) for drinking, lavatory and toilet purposes. If Tenant uses water for any purpose other than for ordinary lavatory and drinking purposes, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure Tenant's water consumption for all purposes. In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof and shall keep such meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered, and in default in making such payment Landlord may pay such charges and collect the same from Tenant as Additional Rent. Landlord represents that the water supplied to Premises shall be in compliance with the applicable maximum contaminant level ("MCL") for lead in drinking water.

                  (iii) Cleaning and janitorial services to the Premises, provided the same are kept in order by Tenant, substantially in accordance with the cleaning standards set forth on Exhibit H, as such standards may be modified by Landlord from time to time without altering Landlord's obligation to maintain services commensurate with similar office buildings in the area of the Complex.

                  (iv) Free access to the Premises on Business Days from 8:00 a.m. to 6:00 p.m., and at all other times subject to security precautions from time to time in effect, and subject always to restrictions based on emergency conditions.

            (c) Landlord or Agent may from time to time, but shall not be obligated to, provide one or more uniformed attendants in or about the lobby of either of the Buildings or elsewhere in the Complex, and the costs of such services shall constitute Operating Expenses in accordance with the provisions of Article IX hereof. Unless Landlord expressly agrees otherwise in writing, such attendant(s) shall serve functions such as assisting visitors and invitees of tenants and others in the Complex, monitoring fire control and alarm equipment, and summoning emergency services to the Complex as and when needed. Tenant expressly acknowledges and agrees that: (i) such attendants shall not serve as police officers, and will be unarmed, and will not be trained in situations involving potentially physical confrontation; and (ii) if provided, such attendants will be provided solely as an amenity to tenants of the Complex for the sole purposes set forth above, and not for the purpose of securing any individual tenant premises or guaranteeing the physical safety of Tenant's Premises or of Tenant's employees, agents, contractors or invitees. If and to the extent that Tenant desires to provide security for the Premises or for such persons or their property, Tenant shall be responsible for so doing, after having first consulted with Landlord and after obtaining Landlord's consent, which consent shall nor be unreasonably withheld. Landlord expressly disclaims any and all responsibility and/or liability for the physical safety of Tenant's property, and for that of Tenant's employees, agents, contractors and invitees, and, without in any way limiting the operation of Article X hereof, Tenant, for itself and its agents, contractors, invitees and employees, hereby expressly waives any claim, action, cause of action or other right which may accrue or arise as a result of any damage or injury to the person or property of Tenant or any such agent, invitee, contractor or employee. Tenant agrees that, as between Landlord and Tenant, it is Tenant's responsibility to advise its employees, agents, contractors and invitees as to necessary and appropriate safety precautions.

            (d) Landlord reserves the right to curtail, suspend, interrupt and/or stop the supply of water, sewage, electrical current, cleaning, and other services, and to curtail, suspend, interrupt and/or stop use of entrances and/or lobbies serving access to the Building, or other portions of the Complex, without thereby incurring any liability to Tenant, when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements in the reasonable judgment of Landlord desirable or necessary, or when prevented from supplying such services or use by strikes, lockouts, difficulty in obtaining materials, accidents or any other cause beyond Landlord's control, or by laws, orders or inability, by exercise of reasonable diligence, to obtain electricity, water, gas, steam, coal, oil or other suitable fuel or power, except as set forth in paragraph (e) below. No diminution or abatement of rent or other compensation, nor any direct, indirect or consequential damages shall or will be claimed by Tenant as a result of, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of, any such interruption, curtailment, suspension or stoppage in the furnishing of the foregoing services or use, irrespective of the cause thereof. Failure or omission on the part of Landlord to furnish any of the foregoing services or use shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor to render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease.

            (e) Notwithstanding anything contained in this Lease to the contrary, if (i) an interruption or curtailment, suspension or stoppage of an Essential Service (as said term is hereinafter defined) shall occur, except any of the same due to any act or neglect of Tenant or Tenant's agents, employees, contractors or invitees or any person claiming by, through or under Tenant or (any such interruption of an Essential Service being hereinafter referred to as a "Service Interruption"), and (ii) such Service Interruption occurs or continues as a result of the negligence or a wrongful conduct of the Landlord or Landlord's agents, servants, employees or contractors, and (iii) such Service Interruption continues for more than seven (7) full Business Days after Landlord shall have received notice thereof from Tenant and (iv) as a result of such Service Interruption, the conduct of Tenant's normal operations in the Premises are materially and adversely affected, then there shall be an abatement of one day's Basic Rent for each day during which such Service Interruption continues after such seven (7) Business Days; provided, however, that if any part of the Premises is reasonably useable for Tenant's normal business operations or if Tenant conducts all or any part of its operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Basic Rent and Additional Rent shall only be proportionate to the nature and extent of the interruption of Tenant's normal operations or ability to use the Premises. The rights granted to Tenant under this Section 7.4(e) shall be Tenant's sole and exclusive remedy resulting from a failure of Landlord to provide services and Landlord shall not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any failure or cessation of services. For purposes hereof, the term "Essential Services" shall mean the following services: access to the Premises, water and sewer/septic service and electricity, but only to the extent that Landlord has an obligation to provide same to Tenant under this Lease. Any abatement of Basic Rent under this paragraph shall apply only with respect to Basic Rent allocable to the period after each of the conditions set forth in subsections (i) through (iv) hereof shall have been satisfied and only during such times as each of such conditions shall exist.

            Section 7.5  Electricity.

            (a) The Premises shall be separately metered for electricity such that the applicable public utility company can provide electricity directly to the Premises, and Tenant shall be responsible for payment of all electricity charges directly to such utility (including electricity for all lighting, heating, ventilation and air conditioning in the Premises). Landlord shall permit Landlord's existing wires, risers, conduits and other electrical equipment of Landlord to be used to supply electricity to Tenant, in common with others, provided Tenant's demand requirement shall not exceed 11.0 watts per square foot of Premises Rentable Area for standard single-phase 120 volt alternating current, and Tenant agrees in its use of the Premises (i) not to exceed such requirements and (ii) that its total connected lighting load will not exceed the maximum from time to time permitted under applicable governmental regulations. In order to assure that the foregoing requirements are not exceeded and to avert possible adverse effect on the Building's electric system, Tenant shall not, without Landlord's prior consent, connect any fixtures, appliances or equipment to the Building's electric distribution system other than personal computers, facsimile transceivers, typewriters, pencil sharpeners, adding machines, photocopiers, word and data processors, clocks, radios, hand-held or desk top calculators, dictaphones, desktop computers and any other electrical equipment normally found in business offices provided that Tenant's demand requirement does not exceed 11.0 watts per square foot of Premises Rentable Area as a result of the connection of same.

            (b) If Tenant desires to have electricity for the Premises furnished by a provider (an "ASP") other than the service provider from whom Landlord from time to time shall purchase electricity for the common areas of the Building, Tenant shall not enter into any agreement with any such ASP, or give such ASP permission to install lines or other equipment without the Landlord's prior written consent in each instance, which shall not be unreasonably withheld or delayed.

                                  ARTICLE VIII

                                REAL ESTATE TAXES

            Section 8.1  Payments on Account of Real Estate Taxes.

            (a) For the purposes of this Article, the term "Tax Year" shall mean the twelve-month period commencing on the July 1 immediately preceding the Commencement Date and each twelve-month period thereafter commencing during the Term of this Lease; and the term "Taxes" shall mean real estate taxes and any general or special assessments and any betterment assessments (exclusive of penalties thereon and penalty interest but inclusive of interest on assessments payable in installments) assessed or imposed upon the Complex for any Tax Year.

            (b) In the event that for any reason, Tenant's Proportionate Share of Taxes during any Tax Year shall exceed Base Taxes, Tenant shall pay to Landlord, as Additional Rent, an amount equal to such excess, such amount to be apportioned for any portion of a Tax Year in which the Commencement Date fills or the Term of this Lease ends. In addition, Tenant shall pay to Landlord an amount equal to Tenant's Proportionate Share of Taxes for the period from the Commencement Date to the Rent Commencement Date.

            (c) Estimated payments by Tenant on account of Tenant's Proportionate Share of Taxes exceeding Base Taxes shall be made on the first day of each and every calendar month during the Term of this Lease, beginning on the Commencement Date, in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the time real estate tax payments are due with a sum equal to Tenant's required payments, as estimated by Landlord from time to time, on account of Taxes for the then current Tax Year. Promptly after receipt by Landlord of bills for such Taxes, Landlord shall advise Tenant of the amount thereof and the computation of Tenant's payment on account thereof. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payments on account thereof for such Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of Taxes (or refund such overpayment within thirty (30) days if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Year are greater than estimated payments theretofore made on account thereof for such Year, Tenant shall make payment to Landlord within 30 days after being so advised by Landlord.

            Section 8.2 Abatement. If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any Tax Year, all or any portion of which falls within the Term, then out of any balance remaining thereof after deducting Landlord's expenses reasonably incurred in obtaining such refund, Landlord shall pay to Tenant, provided there does not then exist a Default of Tenant, an amount equal to such refund or reimbursement or sum in lieu thereof (including any interest if received by Landlord, and apportioned if such refund is for a Tax Year of which a portion falls outside the Term) multiplied by Tenant's Proportionate Share; provided, that in no event, shall Tenant be entitled to receive more than the payments made by Tenant on account of Taxes for such Tax Year pursuant to paragraph (b) of Section 8.1 or to receive any payments or abatement of Basic Rent if Taxes for any year are less than Base Taxes or if Base Taxes are abated.

            Section 8.3  Alternate Taxes.


            (a) If some method or type of taxation shall replace the current method of assessment of real estate taxes in whole or part, or the type thereof, or if additional types of taxes are imposed upon the Property or Landlord, Tenant agrees that such taxes or other charges shall be deemed to be, and shall be, Taxes hereunder, and Tenant shall pay an equitable share of the same as Additional Rent computed in a fashion consistent with the method of computation herein provided, to the end that Tenant's share thereof shall be, to the maximum extent practicable, comparable to that which Tenant would bear under the foregoing provisions.

            (b) If a tax (other than a Federal or State net income tax) is assessed on account of the rents or other charges payable by Tenant to Landlord under this Lease, Tenant agrees to pay the same as Additional Rent within ten
(10) days after billing therefor, and if any such tax is assessed on a graduated basis, Tenant's obligation shall be calculated as though the rents for the Complex were the only rents received by Landlord, unless applicable law prohibits the payment of such tax by Tenant.


                                   ARTICLE IX

                         OPERATING AND UTILITY EXPENSES

            Section 9.1 Definitions. For the purposes of this Article, the following terms shall have the following respective meanings:

            Operating Year: Each calendar year in which all or any part of the Term of this Lease shall fall.

            Operating Expenses: The aggregate costs and expenses reasonably incurred by Landlord with respect to the operation, administration, cleaning, repair, maintenance and management of the Complex all as set forth in Exhibit D annexed hereto ("Operating Services"), provided that, if during any portion of the Operating Year for which Operating Expenses are being computed, less than all of the Rentable Area of the Complex was occupied by tenants or if Landlord is not supplying all tenants with the Operating Services being supplied hereunder, actual Operating Expenses incurred shall be reasonably extrapolated by Landlord on an item by item basis to the estimated Operating Expenses that would have been incurred if ninety-five percent (95%) of the Complex were fully occupied for such Year and such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be included in the Operating Expenses for such Year. Furthermore, if during any Operating Year for which Operating Expenses are computed, Landlord has agreed to supply an Operating Service to a particular tenant of the Complex and such tenant has agreed to pay one hundred percent (100%) of the cost of such Operating Service, then the costs associated with providing such Operating Service to such tenant shall not be included in Operating Expenses. Actual Operating Expenses incurred in providing such Operating Service to the other tenants of the Complex shall be reasonably extrapolated by Landlord on an item by item basis to the estimated Operating Expenses that would have been incurred if ninety-five percent (95%) of the Complex were fully occupied for such Year and such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Operating Expenses attributable to such Operating Service for such Year.

            Section 9.2  Tenant's Payment of Operating Expenses.

            (a) In the event that for any Operating Year Tenant's Proportionate Share of Operating Expenses shall exceed Base Operating Expenses, Tenant shall pay to Landlord, as Additional Rent, an amount equal to such excess, such amount to be apportioned for any portion of an Operating Year in which the Commencement Date falls or the Term of this Lease ends. In addition, Tenant shall pay to Landlord an amount equal to Tenant's Proportionate Share of Operating Expenses for the period from the Commencement Date to the Rent Commencement Date.

            (b) Estimated payments by Tenant on account of Tenant's Proportionate Share of Operating Expenses exceeding Base Operating Expenses shall be made on the first day of each and every calendar month during the Term of this Lease, beginning on the Commencement Date, in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant's required payments, as estimated by Landlord from time to time during each Operating Year, on account of Operating Expenses for such Operating Year. After the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses for such Year, and Landlord shall certify to the accuracy thereof. If estimated payments theretofore made for such Year by Tenant exceed Tenant's required payment on account thereof for such Year, according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but, if the required payments on account thereof for such Year are greater than the estimated payments (if any) theretofore made on account thereof for such Year, Tenant shall make payment to Landlord within 30 days after being so advised by Landlord. Landlord shall have the same rights and remedies for the nonpayment by Tenant of any payments due on account of Operating Expenses as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

            (c) Tenant shall have the right to examine, copy and audit Landlord's records establishing Operating Expenses for any Operating Year for a period of one (1) year following the date that Tenant receives the annual statement of Operating Expenses for such Operating Year from Landlord. Tenant shall give Landlord not less than thirty (30) days' prior notice of its intention to examine and audit such books and records, and such examination and audit shall take place at such place within the continental United States as Landlord routinely maintains such books and records, unless Landlord elects to have such examination and audit take place in another location designated by Landlord in the city and state in which the Property is located. All costs of the examination and audit shall be borne by Tenant; provided, however, that if such examination and audit establishes that the actual Operating Expenses for the Operating Year in question are less than the amount set forth as the annual Operating Expenses on the annual statement delivered to Tenant by at least three percent (3%), then Landlord shall pay the reasonable costs of such examination and audit. If, pursuant to the audit, the payments made for such Operating Year by Tenant exceed Tenant's required payment on account thereof for such Operating Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or promptly refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but, if the payments made by Tenant for such Operating Year are less than Tenant's required payment as established by the examination and audit, Tenant shall pay the deficiency to Landlord within thirty (30) days after conclusion of the examination and audit, and the obligation to make such payment for any period within the Term shall survive expiration of the Term.

            Section 9.3 Utility Payments. Tenant shall be responsible for the payment of all utilities used and consumed in the Premises directly to the appropriate utility company. Electricity and natural gas used and consumed in the Premises will be measured by separate meters.


                                    ARTICLE X

                   INDEMNITY AND PUBLIC LIABILITY INSURANCE

            Section 10.1   Indemnity.


            (a) Except to the extent that such claims arise from the negligent acts or omissions of Landlord or its agents or employees, Tenant agrees to indemnify and save harmless Landlord and Landlord's partners, members, shareholders, officers, directors, managers, employees, mortgagees, agents and contractors from and against all claims, loss, cost, damage or expense of whatever nature arising: (i) from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in or about the Premises; (ii) from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring outside of the Premises but on the Property where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant's agents, employees, contractors or sublessees; or (iii) the use or occupancy of the Premises or of any business therein, or any thing or work whatsoever done, or any condition created (other than by Landlord) in or about the Premises; and, in any case, occurring after the date of this Lease until the end of the Term of this Lease and thereafter so long as Tenant is in occupancy of any part of the Premises. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys' fees and costs at both the trial and appellate levels.

            (b) Landlord agrees to indemnify and save harmless Tenant from and against all claims, loss, cost, damage or expense of whatever nature arising from any accident, injury or damage, to the extent that such accident, damage or injury results from a negligent or willful and wrongful act or omission on the pan of Landlord or Landlord's agents, contractors or employees and occurring after the date of this Lease until the end of the Term of this Lease, except to the extent that such claims arise from the negligent acts or omissions of Tenant or its agents, contractors or employees. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys' fees and costs at both the trial and appellate levels.

            Section 10.2 Public Liability Insurance. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of commercial general liability and property damage insurance (including broad form contractual liability, independent contractor's hazard and completed operations coverage) under which Tenant is named as an insured and Landlord, Agent and such other persons as are in privity of estate with Landlord or are mortgagees of the Property (as such persons are set out in a notice from time to time) are named as additional insureds, and under which the insurer agrees to indemnity and hold Landlord, Agent and those in privity of estate with Landlord, or are mortgagees of the Property, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in Section 10.1. Tenant may satisfy such insurance requirements by including the Premises in a so-called "blanket" and/or "umbrella" insurance policy, provided that the amount of coverage allocated to the Premises shall fulfill the foregoing requirements. Each such policy shall be non-cancelable and non-amendable with respect to Landlord, Agent and Landlord's said designees without thirty (30) days' prior notice, shall be written on an "occurrence" basis, and shall be in at least the amounts of the Initial Public Liability Insurance specified in Section 1.3 or such greater amounts as Landlord shall from time to time request, and a duplicate original or certificates thereof satisfactory to Landlord, together with a photocopy of the entire policy, shall be delivered to Landlord.

            Section 10.3 Tenant's Risk. Tenant agrees to use and occupy the Premises and to use such other portions of the Property as Tenant is herein given the right to use at Tenant's own risk. Except to the extent that such claims arise from the negligent acts or omissions of Landlord or its agents or employees, neither Landlord nor Landlord's insurers shall have any responsibility or liability for any loss of or damage to Tenant's Removable Property. Tenant shall carry "all-risk" property insurance on a "replacement cost" basis, insuring Tenant's Removable Property and any alterations, additions or improvements installed by Tenant pursuant to Section 5.2, to the extent that the same have not become the property of Landlord, and other so-called improvements and betterments. The provisions of this Section 10.3 shall be applicable from and after the execution of this Lease and until the end of the

Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

            Section 10.4 Injury Caused by Third Parties. Except to the extent that such claims arise from the negligent acts or omissions of Landlord or its agents or employees. Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Property or otherwise.

            Section 10.5 Waiver of Subrogation. The parties hereto shall each procure an appropriate clause in, or endorsement on, any property insurance policy covering the Premises and personal property, fixtures and equipment located thereon and therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery in favor of either party, its respective agents or employees. Having obtained such clauses and/or endorsements, each party hereby agrees that it will not make any claim against or seek to recover from the other or its agents or employees for any loss or damage to its property or the property of others resulting from fire or other perils covered by such property insurance.


                                   ARTICLE XI

                          LANDLORD'S ACCESS TO PREMISES

            Landlord and Agent shall have the right to enter the Premises at all reasonable hours and after reasonable advance notice to Tenant, except in the event of emergency, when no notice shall be required, for the purpose of inspecting or making repairs to the same, Or otherwise exercising its rights or fulfilling its obligations under this Lease, and Landlord and Agent shall also have the right to make access available at all reasonable hours to prospective or existing mortgagees or prospective purchasers of the Property and, within the last twelve (12) months of the Term, prospective tenants of the Property, subject to Tenant's reasonable security procedures and accompanied by a Tenant representative.


                                   ARTICLE XII

                           FIRE, EMINENT DOMAIN, ETC.

            Section 12.1 Abatement of Rent. If the Premises shall be damaged by fire or casualty, Basic Rent and Additional Rent payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant's use of the Premises, having regard for the extent to which Tenant may be required to discontinue Tenant's use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises (excluding any alterations, additions or improvements made by Tenant pursuant to Section 5.2) to the condition in which they were prior to such damage. If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Additional Rent payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant, and if more than fifty percent (50%) of the square footage of the Premises Rentable Area shall be taken by eminent domain, Tenant shall have the right to terminate this Lease by written notice to Landlord given within ten
(10) days of receipt of written notice from Landlord of the effective date of such taking and this Lease shall terminate upon the date of such taking with the same force and effect as if such date were the date originally established as the expiration date hereof. If Tenant fails to give such notice within such ten
(10) day period, it shall be deemed that Tenant has waived its right to terminate this Lease under this Section 12.1. In the event the entire Premises is taken by eminent domain, this Lease shall terminate upon the date of such taking with the same force and effect as if such date were the date originally established as the expiration date hereof. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business arising from such fire, casualty or eminent domain.

            Section 12.2 Landlord's Right of Termination. If the Premises or the Building are substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within ninety (90) days from the time that repair work would commence), or if any part of the Building is taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease (even if Landlord's entire interest in the Premises may have been divested) by giving notice of Landlord's election so to do within 90 days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate 30 days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

            Section 12.3 Restoration. If this Lease shall not be terminated pursuant to Section 12.2, Landlord shall thereafter use reasonable efforts to restore the Premises (excluding any alterations, additions or improvements made by Tenant pursuant to Section 5.2) to proper condition for Tenant's use and occupation, provided that Landlord's obligation shall be limited to the amount of insurance proceeds available therefor. If, for any reason, such restoration shall not be substantially completed within six months after the expiration of the 90-day period referred to in Section 5.2 (which six-month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause beyond Landlord's reasonable control, but in no event for more than an additional three months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended) provided that such restoration is not completed within such period. This Lease shall cease and come to an end without further liability or obligation on the part of either party thirty (30) days after such giving of notice by Tenant unless, within such 30-day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such restoration, and time shall be of the essence with respect thereto.

            Section 12.4 Award. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant's Removable Property installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

            Section 12.5 Landlord's Insurance. Landlord agrees to maintain in full force and effect, during the Term of this Lease, property damage insurance with such deductibles and in such amounts as may from time to time be carried by reasonably prudent owners of similar buildings in the Greater Boston area, provided that in no event shall Landlord be required to carry other than fire and extended coverage insurance or insurance in amounts greater than 90% of the actual insurable cash value of the Building (excluding footings and foundations). Landlord may satisfy such insurance requirements by including the Property in a so-called "blanket" insurance policy, provided that the amount of coverage allocated to the Property shall fulfill the foregoing requirements.


                                  ARTICLE XIII

                                     DEFAULT

            Section 13.1    Tenant's Default.

            (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a "Default of Tenant") shall happen:

                  (i) Tenant shall fail to pay the Basic Rent, Additional Rent or other charges hereunder when due and such failure shall continue for five (5) full Business Days after written notice to Tenant from Landlord; or

                  (ii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after written notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly (and in any event within such 30-day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity (and in any event, within ninety (90) days after the notice described in this subparagraph (ii)); or

                  (iii) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

                  (iv) Tenant shall make an assignment for the benefit of creditors or shall be adjudicated insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors (other than the Bankruptcy Code, as hereinafter defined), or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

                  (v) An Event of Bankruptcy (as hereinafter defined) shall occur with respect to Tenant; or

                  (vi) A petition shall be filed against Tenant under any law (other than the Bankruptcy Code) seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any trustee, conservator, receiver or liquidator of Tenant or of all or any substantial part of its properties shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

               (vii) If: (x) Tenant shall fail to pay the Basic Rent, Additional Rent, or other charges hereunder when due and Tenant shall cure any such failure within the applicable grace period set forth in clause (i) above; or (y) a Default of Tenant of the kind set forth in clause (i) above shall occur and Landlord shall, in its sole discretion, permit Tenant to cure such Default of Tenant after the applicable grace period has expired; and the same Default shall occur more than twice within the next 365 days (whether or not such Default is cured within the applicable grace period);

then in any such case Landlord may terminate this Lease by notice to Tenant, specifying a date not less than five (5) days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

            (b) For purposes of clause (a)(v) above, an "Event of Bankruptcy" means the filing of a voluntary petition by Tenant, or the entry of an order for relief against Tenant, under Chapter 7, 11, or 13 of the Bankruptcy Code, and the term "Bankruptcy Code" means 11 U.S.C. section 101, et seq. If an Event of Bankruptcy occurs, then the trustee of Tenant's bankruptcy estate or Tenant as debtor-in-possession may (subject to final approval of the court) assume this Lease, and may subsequently assign it, only if it does the following within 60 days after the date of the filing of the voluntary petition, the entry of the order for relief (or such additional time as a court of competent jurisdiction may grant, for cause, upon a motion made within the original 60-day period):

                  (i) file a motion to assume the Lease with the appropriate court;

                  (ii) satisfy all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

                  (A) cure all Defaults of Tenant under this Lease or provide
            Landlord with Adequate Assurance (as defined below) that it will (x) cure all monetary Defaults of Tenant hereunder within 10 days from the date of the assumption; and (y) cure all nonmonetary Defaults of Tenant hereunder within 30 days from the date of the assumption;

                  (B) compensate Landlord and any other person or entity, or provide Landlord with Adequate Assurance that within 10 days after the date of the assumption, it will compensate Landlord and such other person or entity, for any pecuniary loss that Landlord and such other person or entity incurred as a result of any Default of Tenant, the trustee, or the debtor-in-possession;

                  (C) provide Landlord with Adequate Assurance of Future
            Performance (as defined below) of all of Tenant's obligations under this Lease; and

                  (D) deliver to Landlord a written statement that the
            conditions herein have been satisfied.

            (c) For purposes only of the foregoing paragraph (b), and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "Adequate Assurance" means at least meeting the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

                  (i) entering an order segregating sufficient cash to pay Landlord and any other person or entity under paragraph (b) above, and

                  (ii) granting to Landlord a valid first lien and security interest (in form acceptable to Landlord) in all property comprising the Tenant's "property of the estate," as that term is defined in Section 541 of the Bankruptcy Code, which lien and security interest secures the trustee's or debtor-in-possession's obligation to cure the monetary and nonmonetary defaults under the Lease within the periods set forth in paragraph (b) above.

            (d) For purposes only of paragraph (b), and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "Adequate Assurance of Future Performance" means at least meeting the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

                  (i) the trustee or debtor-in-possession depositing with Landlord, as security for the timely payment of rent and other monetary obligations, an amount equal to the sum of two (2) months' Basic Rent plus an amount equal to two (2) months' installments on account of Operating Expenses and Taxes, computed in accordance with Articles VIII and IX of this Lease;

                  (ii) the trustee or the debtor-in-possession agreeing to pay in advance, on each day that the Basic Rent is payable, the monthly installments on account of Operating Expenses and Taxes, computed in accordance with Articles VIII and IX of this Lease;

                  (iii) the trustee or debtor-in-possession providing adequate assurance of the source of the rent and other consideration due under this Lease;

                  (iv) Tenant's bankruptcy estate and the trustee or debtor-in-possession providing Adequate Assurance that the bankruptcy estate (and any successor after the conclusion of the Tenant's bankruptcy proceedings) will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the bankruptcy estate (and any successor after the conclusion of the Tenant's bankruptcy proceedings) will have sufficient funds to fulfill Tenant's obligations hereunder.

            (e) If the trustee or the debtor-in-possession assumes the Lease under paragraph (b) above and applicable bankruptcy law, it may assign its interest in this Lease only if the proposed assignee first provides Landlord with Adequate Assurance of Future Performance of all of Tenant's obligations under the Lease, and if Landlord determines, in the exercise of its reasonable business judgment, that the assignment of this Lease will not breach any other lease, or any mortgage, financing agreement, or other agreement relating to the Property by which Landlord or the Property is then bound (and Landlord shall not be required to obtain consents or waivers from any third party required under any lease, mortgage, financing agreement, or other such agreement by which Landlord is then bound).

            (f) For purposes only of paragraph (e) above, and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "Adequate Assurance of Future Performance" means at least the satisfaction of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

                  (i) the proposed assignee submitting a current financial statement, audited by a certified public accountant, that allows a net worth and working capital in amounts determined in the reasonable business judgment of Landlord to be sufficient to assure the future performance by the assignee of Tenant's obligation under this Lease; and

                  (ii) if requested by Landlord in the exercise of its reasonable business judgment, the proposed assignee obtaining a guarantee (in form and substance satisfactory to Landlord) from one or more persons who satisfy Landlord's standards of creditworthiness.

            (g) If this Lease shall have been terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may re-enter the Premises, either by summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made.

            (h) In the event of any termination, Tenant shall pay the Basic Rent, Additional Rent and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages: (x) the Basic Rent, Additional Rent and other sums that would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting; and (y) if, in accordance with
Section 3.1(a), Tenant commenced payment of the full amount of Basic Rent on any day other than the Commencement Date, the amount of Basic Rent that would have been payable during the period beginning on the Commencement Date and ending on the day Tenant commenced payment of the full amount of Basic Rent under such
Section 3.1(a). Tenant shall pay the portion of such current damages referred to in clause (x) above to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated, and Tenant shall pay the portion of such current damages referred to in clause (y) above to Landlord upon such termination.

            (i) At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord's election Tenant shall pay to Landlord an amount equal to the net present value of the excess, if any, of the Basic Rent, Additional Rent and other sums as hereinbefore provided which would be payable hereunder from the date of such demand assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year for what would be the then unexpired Term of this Lease if the same remained in effect, over the then fair net rental value of the Premises for the same period.

            (j) In case of any Default by Tenant, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same and
(ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

            (k) If a Guarantor of this Lease is named in Section 1.2, the happening of any of the events described in paragraphs (a)(iv)-(a)(vi) of this
Section 13.1 with respect to the Guarantor shall constitute a Default of Tenant hereunder.

            (l) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

            (m) All reasonable costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys' fees and expenses at both the trial and appellate levels) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.

            Section 13.2 Landlord's Default. Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days after notice to Landlord specifying such neglect or failure, or if such failure is of such a nature that Landlord cannot reasonably remedy the same within such thirty (30) day period, Landlord shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity.


                                   ARTICLE XIV

                      PROVISIONS PERTAINING TO THE PROPERTY

            Section 14.1 Community Outreach. Tenant acknowledges that Landlord is obligated, under a certain affirmative community outreach agreement by and between Landlord and Watertown Arsenal Development Corporation dated as of the first day of December, 1998, to cause every person and entity conducting a business located in whole or in part in or on the Complex to make reasonable efforts, in employing persons for such business, to give preference to residents of Watertown, Massachusetts. Tenant agrees to make known to Landlord any employment opportunities within Tenant's business at the Premises (to the extent that such job openings are not being filled from within the Tenant's business), and authorizes Landlord to advertise those employment opportunities, such that residents of Watertown, Massachusetts will be aware of, and can make application to be considered for, such employment opportunities. Tenant also agrees that if the Tenant advertises any such employment opportunities in any trade publication or in any newspaper, that Tenant shall also concurrently advertise such positions in a similar form, content and size in at least one newspaper based in Watertown with a general circulation throughout Watertown.

            Section 14.2   Hazardous Materials.

                  14.2.1   Definitions.

            (a) As used herein, the term "Environmental Laws" shall mean any federal, state and/or local statute, ordinance, bylaw, code, rule and/or regulation now or hereafter enacted, pertaining to any aspect of the environment or human health, including, without limitation, Chapter 21C, Chapter 21D, and Chapter 21E of the General Laws of Massachusetts and the regulations promulgated by the Massachusetts Department of Environmental Protection, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.section 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C.section 6901 et seq., the Toxic Substances Control Act, 15 U.S.C.section

2061 et seq., the Federal Clean Water Act, 33 U.S.C. section 1251, and the Federal Clean Air Act, 42 U.S.C.section 7401 et seq.

            (b) As used herein, "Hazardous Materials" shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law, including, without limitation, any "oil," "hazardous material," "hazardous waste," "hazardous substance" or "chemical substance or mixture", as the foregoing terms (in quotations) are defined in the Environmental Laws.

            (c) As used herein, "Environmental Conditions" shall mean any "disposal," "release" or "threat of release" of Hazardous Materials on, from or about the Building or Complex or storage of Hazardous Materials on, from or about the Building or Complex.

            (d) As used herein "Environmental Restriction" shall mean all the restrictions imposed in the use of the Complex as set forth on Exhibit G attached hereto.

            (e) As used herein, "FOST" shall mean the Finding of Suitability to Transfer dated July 30, 1998, prepared for the US Department of the Army by the US Army Corps of Engineers.

                  14.2.2    Hazardous Materials.

            (a) Tenant acknowledges that it has received a copy of the Environmental Restrictions and of the FOST. Any handling, treatment, transportation, storage, disposal or use of Hazardous Materials by Tenant in or about the Premises or the Complex and Tenant's use of the Premises shall comply with all applicable Environmental Laws and the Environmental Restrictions. Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold Landlord harmless from and against, any liabilities, losses, claims, damages, interest, penalties, fines, attorneys' fees, experts' fees, court costs, remediation costs, and other expenses which result from the use, storage, handling, treatment, transportation, release or disposal of Hazardous Materials in or about the Premises or the Complex by Tenant or Tenant's agents, employees or contractors after the Commencement Date as well as any violation of the Environmental Restrictions by Tenant or its agents, employees or contractors.

            (b) Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any communication received by any governmental authority concerning Hazardous Materials which relates to the Premises or the Complex, and (ii) any Environmental Condition. Tenant may use chemicals such as adhesives, lubricants, ink, solvents and cleaning fluids in order to conduct its business at the Premises and to maintain and operate the business machines located in the Premises, and such other Hazardous Materials as are necessary for the operation of Tenant's business of which Landlord receives notice prior to such Hazardous Materials being brought onto the Premises. At any time during the term of this Lease, Tenant shall, within ten (10) Business Days after written request therefor received from Landlord, disclose in writing all Hazardous Materials that are being used by Tenant in the Premises, the nature of such use and the manner of storage and disposal.

            (c) Landlord may cause testing wells to be installed on the Site, and may cause the ground water to be tested to detect the presence of Hazardous Materials by the use of such tests as are then customarily used for such purposes. Without Landlord's prior written consent, Tenant shall not conduct in the Complex any sampling or investigation of soil or groundwater to determine the presence of any constituents therein.

            (d) Landlord warrants that all currently visible, friable asbestos will be removed from the Premises on the Commencement Date.

                  14.2.3 Other Occupants. Landlord and Tenant acknowledge that other tenants at the Complex (hereinafter "Other Occupants") have agreed, in certain circumstances, to indemnify Landlord from certain liabilities, losses, claims, damages, interest, penalties, fines, attorneys' fees, experts' fees, court costs, remediation costs, and other expenses which result from the use, storage, handling, treatment, transportation, release or disposal of Hazardous Materials, in or about the Complex, or portions thereof, by such Other Occupants or the agents, employees or contractors of such Other Occupants, as well as any violation of the Environmental Restrictions by such Other Occupants or their agents, employees or contractors. This obligation is called a "Third Party Indemnity". Landlord and Tenant acknowledge that Tenant may have rights as a third-party beneficiary to such Third Party Indemnities, and Landlord agrees not to interfere with Tenant's exercise of such third-party beneficiary rights, if any.


                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

            Section 15.1 Extra Hazardous Use. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or the Property above the standard rate applicable to Premises being occupied for Permitted Uses; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as Additional Rent hereunder.

            Section 15.2    Waiver.

            (a) Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any rime of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

            (b) No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

            Section 15.3 Covenant of Quiet Enjoyment. Subject to the terms and provisions of this Lease, on payment of the Basic Rent and Additional Rent and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant's part to be observed, kept and performed, Tenant shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

            Section 15.4    Landlord's Liability.

            (a) Tenant specifically agrees to look solely to Landlord's then equity interest in the Property at the time owned, for recovery of any judgment from Landlord; it being specifically agreed that Landlord (original or successor) shall never be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is nor intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or to take any action not involving the personal liability of Landlord (original or successor) to respond in monetary damages from Landlord's assets other than Landlord's equity interest in the Property.

            (b) With respect to any services or utilities to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or failure whenever and for so long as may be necessary by reason of the making of repairs or changes which Landlord is required or is permitted by this Lease or by law to make or in good faith deems necessary, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any other cause beyond Landlord's reasonable control, excluding financial incapability, or for any cause due to any act or neglect of Tenant or Tenant's servants, agents, employees, licensees or any person claiming by, through or under Tenant, nor shall any such failure give rise to any claim in Tenant's favor that Tenant has been evicted, either constructively or actually, partially or wholly.

            (c) In no event shall Landlord ever be liable to Tenant for any loss of business or any other indirect or consequential damages suffered by Tenant from whatever cause. Tenant shall be liable to Landlord for any loss of business or any other indirect or consequential damages suffered by Landlord only if such loss or damage arises in connection with Tenant holding over at the expiration of this Lease.

            (d) Where provision is made in this Lease for Landlord's consent and Tenant shall request such consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent. Furthermore, whenever Tenant requests Landlord's consent or approval (whether or not provided for herein), Tenant shall pay to Landlord, on demand, as Additional Rent, any expenses incurred by Landlord (including without limitation legal fees and costs, if any) in connection therewith.

            (e) With respect to any repairs or restoration which are required or permitted to be made by Landlord, the same may be made during normal business hours and Landlord shall have no liability for damages to Tenant for inconvenience, annoyance or interruption of business arising therefrom.

            Section 15.5 Notice to Mortgagee or Ground Lessor. After receiving notice from any person, firm or other entity that it holds a mortgage or a ground lease which includes the Premises, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor (provided Tenant shall have been furnished with the name and address of such holder or ground lessor), and the curing of any of Landlord's defaults by such holder or ground lessor shall be treated as performance by Landlord.

            Section 15.6   Assignment of Rents and Transfer of Title.

            (a) With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises.

            (b) In no event shall the acquisition of Landlord's interest in the Property by a purchaser which, simultaneously therewith, leases Landlord's entire Interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller, lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

            (c) Except as provided in paragraph (b) of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder except for those arising during its time of ownership.

            Section 15.7 Rules and Regulations. Tenant shall abide by the Rules and Regulations from time to time established by Landlord, it being agreed that such Rules and Regulations will be established and applied by Landlord in a non-discriminatory fashion, such that all Rules and Regulations shall be generally applicable to other tenants of the Complex of similar nature to the Tenant named herein. Landlord agrees to use reasonable efforts to insure that any such Rules and Regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Complex, or persons having business with them. In the event that there shall be a conflict between such Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall control. The Rules and Regulations currently in effect are set forth in Exhibit E.

            Section 15.8 Additional Rent. If Tenant shall fail to pay when due any sums under this Lease designated as Additional Rent, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

            Section 15.9 Invalidity of Particular Provisions. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

            Section 15.10 Provisions Binding, Etc. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant (except in the case of Tenant, only such assigns as may be permitted hereunder) and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and permitted assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be an independent covenant. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of Article 6 hereof.

            Section 15.11 Recording. Tenant agrees not to record this Lease, but, if the Term of this Lease (including any extended term) is seven (7) years or longer, each party hereto agrees, on the request of the other, to execute a so-called notice of lease in recordable form and complying with applicable law and reasonably satisfactory to Landlord's attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease, and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease. At Landlord's request, promptly upon expiration of or earlier termination of the Term, Tenant shall execute and deliver to Landlord a release of any document recorded in the real property records for the location of the Property evidencing this Lease, and, provided Tenant has not notified Landlord in writing of a bona fide dispute with respect to the Lease, Tenant hereby appoints Landlord Tenant's attorney-in-fact, coupled with an interest, to execute any such document if Tenant fails to respond to Landlord's request to do so within fifteen (15) days. The obligations of Tenant under this Section shall survive the expiration or any earlier termination of the Lease.

            Section 15.12 Notice. Whenever, by the terms of this Lease, notices shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested or by recognized national overnight carrier:

             If intended for Landlord, addressed to Landlord at Landlord's Original Address and marked: "Attention: Richard Heany, with copies to Susan Hall Mygatt, Esq., Goodwin, Procter & Hoar LLP, Exchange Place, Boston, MA 02109 and to Cushman & Wakefield of Massachusetts, Inc., 101 Arch Street, 21st Floor, Boston, MA 02110,
             Attn: Kevin Hanna (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

             If intended for Tenant, addressed to Tenant at Tenant's Original Address until the Commencement Date and thereafter to the Premises, with copies to Joel R. Bloom, Esq., Minrz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111 and to Richard S. Lowe, Vice President, CRESA Partners, 84 State Street, Boston, MA 02109 (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

             All such notices shall be effective on the earlier of (a) actual receipt or (b) three (3) Business Days after being deposited in the United Stares Mail within the Continental United States, provided that the same are received in ordinary course at the address to which the same were sent.

            Section 15.13 When Lease Becomes Binding. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. This Lease is the entire agreement between Landlord and Tenant, and expressly supersedes any negotiations, considerations, representations and understandings between Landlord and Tenant or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

            Section 15.14 Paragraph Headings and Interpretation of Sections. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease. The provisions of this Lease shall be construed as a whole, according to their common meaning (except where a precise legal interpretation is clearly evidenced), and not for or against either party. Use in this Lease of the words "including," "such as" or words of similar import, when followed by any general term, statement or matter, shall not be construed to limit such term, statement or matter to the specified item(s), whether or not language of non-limitation, such as "without limitation" or "including, but not limited to," or words of similar import, are used with reference thereto, but rather shall be deemed to refer to all other terms or matters that could fall within a reasonably broad scope of such term, statement or matter.

            Section 15.15 Rights of Mortgagee or Ground Lessor. This Lease shall be subordinate to any mortgage or ground lease from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, if the holder of such mortgage or ground lease shall so elect. If this Lease is subordinate to any mortgage or ground lease and the holder thereof (or successor), shall succeed to the interest of Landlord, at the election of such holder (or successor) Tenant shall attorn to such holder and this Lease shall continue in full force and effect between such holder (or successor) and Tenant. Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as such holder may request, and Tenant hereby appoints such holder as Tenant's attorney-in-fact to execute such subordination or attornment agreement upon default of Tenant in complying with such holder's request.

            Section 15.16 Status Report. Recognizing that both parties may find it necessary to establish to third parties, such as accountants, banks, mortgagees, ground lessors, or the like, the then current status of performance hereunder, either party, on the request of the other made from time to time, will promptly furnish to Landlord, or the holder of any mortgage or ground lease encumbering the Premises, or to Tenant, as the case may be, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease. The parties agree to respond to any such request within ten (10) days after receipt of such request.

            Section 15.17 Security Deposit. Upon execution and delivery of this Lease, Tenant shall pay the $73,603.00 security deposit specified in Section 1.2 hereof to Landlord in cash. On the fifth anniversary of the Rent Commencement Date, provided that no Default has occurred hereunder, Landlord shall reduce the total amount of the security deposit by $46,574.00, so that on such date the security deposit shall equal $27,029.00. Landlord shall hold the security deposit throughout the Term of this Lease, in a segregated account for security deposits not commingled with Landlord's assets, as security for the performance by Tenant of all obligations on the part of Tenant hereunder. Landlord shall have the right from time to time, without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to Landlord's damages arising from, or to cure, any Default of Tenant. If Landlord shall so apply any or all of such deposit, Tenant shall immediately upon demand deposit with Landlord the amount so applied to be held as security hereunder. Landlord shall return the deposit, or so much thereof as shall have theretofore not been applied in accordance with the terms of this Section 15.17, to Tenant on the expiration or earlier termination of the Term of this Lease and surrender of possession of the Premises by Tenant to Landlord at such time, provided that there is then existing no Default of Tenant (nor any circumstance which, with the passage of time or the giving of notice, or both, would constitute a Default of Tenant). Landlord shall pay interest on the cash security deposit at a rate equal to the money market rate of interest paid by KeyBank National Association over the time period during which Landlord holds the cash security deposit. If Landlord conveys Landlord's interest under this Lease, the deposit, or any part thereof not previously applied, shall be turned over by Landlord to Landlord's grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this
Section 15.17, and the return thereof in accordance herewith. The holder of a mortgage shall not be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder.

            Section 15.18 Remedying Defaults. Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 3% over the base rate in effect from time to time at FleetBoston Financial (but in no event more than 18% per annum), as Additional Rent. Any payment of Basic Rent, Additional Rent or other sums payable hereunder not paid when due shall, at the option of Landlord, bear interest at a rate equal to 3% over the base rate in effect from time to time at FleetBoston Financial (but in no event more than 18% per annum) from the due date thereof and shall be payable forthwith on demand by Landlord, as Additional Rent. If at any time during the Term of this Lease FleetBoston Financial has ceased to exist, then the interest rate prescribed in this Section 15.18 shall be equal to 3% over the base rate in effect at the largest nationally chartered bank having its headquarters in Boston, Massachusetts.

            Section 15.19 Holding Over. Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to one and one-half (1.5) times the Basic Rent then in effect plus Additional Rent and other charges herein provided prorated on a daily basis). Tenant shall also pay to Landlord all damages sustained by reason of any such holding over. In all other respects, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable. Landlord may, but shall not be required to, and only on prior written notice to Tenant after three (3) months from the expiration of the Term hereof if Tenant is still in possession, elect to treat such holding over as a renewal of one (1) year, to be on the terms and conditions set forth in this Section 15.19.

            Section 15.20 Surrender of Premises. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease, excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant shall remove all of Tenant's Removable Property and, to the extent specified by Landlord, all alterations and additions made by Tenant and all partitions wholly within the Premises unless installed initially by Landlord in preparing the Premises for Tenant's occupancy, and shall repair any damages to the Premises or the Building caused by such removal. Any Tenant's Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant's sole cost and expense.

            Section 15.21 Brokerage. Each party warrants and represents to the other that it has dealt with no broker in connection with the consummation of this Lease other than the Brokers, and, in the event of a breach of the foregoing by either party, such party agrees to defend and indemnify the other against any claim predicated on prior dealings with a broker other than the Brokers (except any claim by the Brokers).

            Section 15.22 Dispute Resolution. In the event of a dispute between Landlord and Tenant pursuant to this Lease (other than a dispute relating to the payment of Basic Rent and estimated payments on account of Taxes and/or Operating Expenses) the parties agree that prior to pursuing other available remedies (but excluding the giving of notices of a default by the other party), they will attempt to directly negotiate resolution of their dispute. If negotiation is unsuccessful, then they agree to participate in at least three hours of mediation to be facilitated by a mediator mutually acceptable to them and under the mediation procedures set by the mediator. The mediation session shall be conducted within thirty (30) days of the date on which the mediator receives the request to mediate. The costs of such mediation shall be shared equally by the parties.

            Section 15.23 Waiver of Jury Trial. Landlord and Tenant hereby each waive trial by jury in any action, proceeding or counterclaim brought by either against the other, on or in respect of any matter whatsoever arising out of or In any way connected with this Lease, the relationship of Landlord and Tenant or Tenant's use or occupancy of the Premises.

            Section 15.24 Time Is of the Essence. Time is of the essence of each provision of this Lease.

            Section 15.25 Multiple Counterparts. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

            Section 15.26 Governing Law. This Lease shall be governed exclusively by the provisions hereof and by the laws of The Commonwealth of Massachusetts as the same may from time to time exist.

            Section 15.27 Additional Provisions. The additional provisions included in the Lease Rider attached hereto as Exhibit L are incorporated in this Lease by reference.

            IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

                                       LANDLORD:

                                       CHARLES RIVER BUSINESS CENTER
                                       ASSOCIATES, L.L.C.



                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                       TENANT:

                                       OXIGENE, INC.



                                       By:
                                          -------------------------------------
                                          (Vice) President



                                       By:
                                          -------------------------------------
                                          (Assistant) Treasurer

                                    EXHIBIT A

                           (LOCATION PLAN OF PREMISES)

                                  See attached

Accepted and Agreed:



[Name of Tenant]



By: ________________________________
    Name:
    Title:
    Date:

                                    EXHIBIT D

                              (OPERATING EXPENSES)

            Operating Expenses shall include the following, without limitation:

            1. All expenses Incurred by Landlord or Landlord's agents which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord's agents pursuant to any collective bargaining agreement for the services of employees of Landlord or Landlord's agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Complex and the Common Facilities, and its mechanical systems including, without limitation, day and night supervisors, Complex manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed on other property of Landlord, such compensation shall be suitably prorated among the Complex and such other properties.

            2. The cost of services, utilities, materials and supplies furnished or used in the operation, repair, maintenance, cleaning, management and protection of the Complex and the Common Facilities, including without limitation fees, if any, imposed upon Landlord, or charged to the Complex, by the state or municipality in which the Complex is located on account of the need of the Complex for increased or augmented public safety services.

            3. The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Complex and the Common Facilities, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be suitably prorated among the Complex and such other properties.

            4. Where the Complex is managed by Landlord or an affiliate of Landlord, a sum equal to the amounts customarily charged by management firms in the Greater Boston area for similar properties, but in no event more than five percent (5%) of gross annual income, or where managed by other than Landlord or an affiliate thereof, the amounts accrued for management, together with, in either case, amounts accrued for legal and other professional fees relating to the Complex and the Common Facilities, but excluding such fees and commissions paid in connection with services rendered for securing or renewing leases and for matters not related to the normal administration and operation of the Complex and the Common Facilities.

            5. Premiums for insurance against damage or loss to the Complex and the Common Facilities from such hazards as Landlord shall determine, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and public liability insurance.

            6. If, during the Term of this Lease, Landlord shall make a capital expenditure, the total cost of which is not properly includable in Operating Expenses for the Operating Year in which it was made, there shall nevertheless be included in such Operating Expenses for the Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year the annual charge-off of such capital expenditure. Annual charge-off shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Complex is located by the number of years of useful life of the capital expenditure; and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure. Capital expenditures made and included hereunder shall be comparable to those made for first class office buildings and complexes in the Greater Boston area.

            7. Costs for electricity, water and sewer use charges, gas and other utilities supplied to the Complex and not paid for directly (i.e., other than by Additional payments) by tenants.

            8. Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Complex and the Common Facilities.

Operating Expenses shall in no event include:

            1. Any increase in Landlord's insurance rates which may result from the negligent failure of Landlord or its agents, employees or contractors to comply with the provisions of this Lease;

            2.   Depreciation;

            3.   Interest on and amortization of debt;

            4. The cost of leasehold improvements, including redecorating work, for other tenants of the Building;

            5. Fees and expenses (including legal and brokerage fees) for procuring new tenants for the Building;

            6.   Costs incurred in financing or refinancing of the Building;

            7. The cost of any work or service performed for any tenant in the Building (other than Tenant) to a materially greater extent or in a materially more favorable manner than that furnished generally to tenants (including Tenant) in the Building;

            8. The cost of any item included in Operating Expenses to the extent that Landlord is actually reimbursed for such cost by an insurance company, a condemning authority, another tenant or any other party;

            9.   Ground rent;

            10. To the extent paid for from the management fee, wages, salaries or other compensation paid to any employees at or below the grade of Building manager, and in any event, salaries or other compensation paid to employees above such grade;

            11. Wages, salaries or other compensation paid for clerks or attendants in concessions or newsstands operated by Landlord;

            12. The cost of correcting defects (latent or otherwise) in the construction of the Building or in the Building equipment, except that conditions (other than construction defects) resulting from ordinary wear and tear shall not be considered defects for purposes hereof;

            13.   The  cost  of  Installing,  operating  and  maintaining  any
specialty   service,   other  than  Landlord's   shuttle  bus  service  (e.g.,
                                                                         ----
observatory, broadcasting facility, luncheon club, retail stores, newsstands or recreational club);

            14. Any costs representing an amount paid to a corporation related to Landlord which is in excess of the amount which would have been paid absent such relationship; and

            15. Payments for rented equipment, the cost of which equipment would constitute a capital expenditure were the equipment purchased and not rented, unless such capital expenditure would be comparable to those made for similar office buildings and complexes in the Greater Boston area.

                                    EXHIBIT E

                       (RULES AND REGULATIONS OF BUILDING)

I.    The following regulations are generally applicable:

      1. If the Building is occupied by more than one tenant, the public sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant (except as necessary for deliveries) or used for any purpose other than ingress and egress to and from the Premises.

      2. If the Building is occupied by more than one tenant, no awnings, curtains, blinds, shades, screens or other projections shall be attached to or hung in, or used in connection with, any window of the Premises or any outside wall of the Building. Such awnings, curtains, blinds, shades, screens or other projections must be of a quality, type, design and color, and attached in the manner, approved by Landlord.

      3. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the building, nor, if the Building is occupied by more than one tenant, displayed through interior windows into the atrium of the Building, nor placed in the halls, corridors or vestibules, provided that show cases or articles may be displayed through interior windows into the atrium of the Building with Landlord's prior written approval, such approval not to be unreasonably withheld or delayed so long as such display does not adverse affect the aesthetic integrity of the Building.

      4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids or like substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant.

      5. Tenant shall not use the Premises or any part hereof or permit the Premises or any part thereof to be used as a public employment bureau or for the sale of property of any kind at auction, except in connection with Tenant's business.

      6. Tenant must, upon the termination of its tenancy, return to the Landlord all locks, cylinders and keys to offices and toilet rooms of the Premises.

      7. The Landlord reserves the right to exclude from the Building after Business Hours and at all hours on Sunday and holidays all persons connected with or calling upon the Tenant who do not present a pass to the building signed by the Tenant or who are not escorted in the Building by an employee of Tenant. Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to the Landlord for all wrongful acts of such persons.

      8. The requirements of Tenant will be attended to only upon application at the Complex Management Office. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of the Landlord.

      9. There shall not be used in any space in the Original Building, or in the public halls of the Original Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

      10. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises, except bicycles may be stored in the bicycle rack in the parking garage. Landlord does not object to Tenant bringing a dog into the Premises but must reserve the right to prohibit same if any other tenant of the Building rightfully protests under its lease.

      11. If the Building is occupied by more than one tenant, no tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or any neighboring building or premises or those having business with them whether by use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No tenant shall throw anything out of the doors, windows or skylights or down the passageways.

      12. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

      13. No smoking shall be permitted in the Premises or the Building. Smoking shall only be permitted in smoking areas outside of the Building which have been designated by the Landlord,

      14. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and street address of the Building, and the name of the Complex.

II. Subject to the provisions of Section 5.2, the following regulations are applicable to any additions, alterations or improvements being undertaken by or for Tenant in the Premises:

            A.    General
                  -------

                  1. All alterations, installations or improvements ("Alterations") to be made by Tenant in, to or about the Premises shall be made in accordance with the requirements of this Exhibit and by contractors or mechanics approved by Landlord.

                  2. Tenant shall, prior to the commencement of any work, submit for Landlord's written approval, complete plans for the Alterations. Drawings are to be complete with full details and specifications for all of the Alterations.

                  3. Alterations must comply with the Building Code applicable to the Property and the requirements, rules and regulations and any other governmental agencies having jurisdiction.

                  4. No work shall be permitted to commence without the Landlord being furnished with a valid permit and all other necessary approvals from agencies having jurisdiction.

                  5. All demolition, removals or other categories of work that may inconvenience other tenants or disturb Building operations, must be scheduled and performed before or after normal working hours and Tenant shall provide the Building manager with at least 24 hours' notice prior to proceeding with such work.

                  6. All inquiries, submissions, approvals and all other matters shall be processed through the Building manager.

            B.    Prior to Commencement Work
                  --------------------------

                  1. Tenant shall submit to the Building manager a request to perform the work. The request shall include the following enclosures:

                  (i) A list of Tenant's contractors and/or subcontractors for Landlord's approval.

                  (ii) Four complete sets of plans and specifications properly stamped by a registered architect or professional engineer.

                  (iii) A properly executed building permit application form.

                  (iv) Four executed copies of the Insurance Requirements agreement In the form attached to these Tenant's Work Requirements as Exhibit A from Tenant's contractor and if requested by Landlord from the contractor's subcontractors.

                  (v) Contractor's and subcontractor's insurance certificates including an indemnity in accordance with the Insurance Requirements agreement.

                  2.    Landlord will return the following to Tenant:

                  (i) Two sets of plans approved or a disapproval with specific comments as to the reasons therefor (such approval or comments shall not constitute a waiver of approval of governmental agencies).

                  (ii)  Two   fully   executed   copies   of   the   Insurance
                        Requirements agreement.

                  3. Tenant shall obtain a building permit from the Building Department and necessary permits from other governmental agencies. Tenant shall be responsible for keeping current all permits. Tenant shall submit copies of all approved plans and permits to Landlord and shall post the original permit on the Premises prior to the commencement of any work. All work, if performed by a contractor or subcontractor, shall be subject to reasonable supervision and inspection by Landlord's representative. Such supervision and inspection shall be at Tenant's sole expense and Tenant shall pay Landlord's reasonable charges for such supervision and inspection.

            C.    Requirements and Procedures
                  ---------------------------

                  1. All structural and floor loading requirements shall be subject to the prior approval of Landlord's structural engineer.

                  2. All mechanical (HVAC, plumbing and sprinkler) and electrical requirements shall be subject to the approval of Landlord's mechanical and electrical engineers and all mechanical and electrical work shall be performed by contractors who are engaged by Landlord in constructing the Building. When necessary, Landlord will require engineering and shop drawings, which drawings must be approved by Landlord before work is started. Drawings arc to be prepared by Tenant and all approvals shall be obtained by Tenant.

                  3. Elevator service for construction work shall be charged to Tenant at standard Building rates. Prior arrangements for elevator use shall be made with Building manger by Tenant. No material or equipment shall be carried under or on top of elevators. If an operating engineer is required by any union regulations, such engineer shall be paid for by Tenant.

                  4. If shutdown of risers and mains for electrical, HVAC, sprinkler and plumbing work is required, such work shall be supervised by Landlord's representative. No work will be performed in Building mechanical equipment rooms without Landlord's approval and under Landlord's supervision.

                  5.  Tenant's contractor shall:

                  (i) have a superintendent or foreman on the Premises at all times;

                  (ii) police the job at all times, continually keeping the Premises orderly;

                  (iii) maintain cleanliness and protection of all areas, including elevators and lobbies.

                  (iv) protect the front and top of all peripheral HVAC units and thoroughly clean tern at the completion of work;

                  (v) block off supply and return grills, diffusers and ducts to keep dust from entering into the Building air conditioning system; and

                  (vi)   avoid the disturbance of other tenants.

                  6. If Tenant's contractor is negligent in any of its responsibilities, Tenant shall be charged for corrective work.

                  7. All equipment and installations must be equal to the standards generally in effect with respect to the remainder of the Building, Any deviation from such standards will be permitted only if indicated or specified on the plans and specifications and approved by Landlord.

                  8. A properly executed air balancing report signed by a professional engineer shall be submitted to Landlord upon the completion of all HVAC work.

                  9. Upon completion of the Alterations, Tenant shall submit to Landlord a permanent certificate of occupancy and final approval by the other governmental agencies having jurisdiction.

                  10. Tenant shall submit to Landlord a final "as-built" set of drawings showing all items of the Alterations in full detail.

                  11. Additional and differing provisions in the Lease, if any, will be applicable and will take precedence.

III. The following regulations shall be effective with respect to any plans or specifications that Tenant is required to prepare under the Lease:

            Whenever Tenant shall be required by the terms of the Lease to submit plans to Landlord in connection with any improvement or alteration to the Premises, such plans shall include at least the following:

                  1. Floor plan indicating location of partitions and doors (details required of partition and door types).

                  2. Location of standard electrical convenience outlets and telephone outlets.

                  3. Location and details of special electrical outlets; e.g., photocopiers, etc.

                  4. Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.

                  5. Locations and details of special ceiling conditions, lighting fixtures, speakers, etc.

                  6. Location and specifications of floor covering, paint or paneling with paint colors referenced to standard color system.

                  7. Finish schedule plan indicating wall covering, paint, or paneling with paint colors referenced to standard color system.

                  8. Details and specifications of special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, etc.

                  9. Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc. Keying schedule is required.

                  10. Verified dimensions of all built-in equipment (file cabinets, lockers, plan files, etc.)

                  11.   Location and weights of storage files.

                  12.   Location of any special soundproofing requirements.

                  13. Location and details of special floor areas exceeding 50 pounds of live load per square foot.

                  14. All structural, mechanical, plumbing and electrical drawings, to be prepared by the base building consulting engineers, necessary to complete the Premises in accordance with Tenant's Plans.

                  15. All drawings to be uniform size (30" x 46") and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8" = 1' or larger.

                  16. All drawings shall be stamped by an architect (or, where applicable, an engineer) licensed in the jurisdiction in which the Property is located and without limiting the foregoing, shall be sufficient in all respects for submission to applicable authorization in connection with a building permit application.

                  17. Landlord's approval of the plans, drawings, specifications or other submissions in respect of any work, addition, alteration or improvement to be undertaken by or on behalf of Tenant shall create no liability or responsibility on the part of Landlord for their completeness, design sufficiency or compliance with requirements of any applicable laws, rules or regulations of any governmental or quasi-governmental agency, board or authority.

                                    EXHIBIT F

                      (CONTRACTOR'S INSURANCE REQUIREMENTS)

Building:

Tenant:

Premises:

The undersigned contractor or subcontractor ("Contractor") has been hired by the tenant or occupant (hereinafter called "Tenant") of the Building named above or by Tenant's contractor to perform certain work ("Work") for Tenant In the Premises identified above. Contractor and Tenant have requested the undersigned landlord ("Landlord") to grant Contractor access to the Building and its facilities in connection with the performance of the Work and Landlord agrees to grant such access to Contractor upon and subject to the following terms and conditions:

            1. Contractor agrees to indemnify and save harmless the Landlord, Charles River Business Center Associates, L.L.C. and their respective officers, employees and agents and their affiliates, subsidiaries and partners, and each of them, from and with respect to any claims, demands, suits, liabilities, losses and expenses, including reasonable attorneys' fees, arising out of or in connection with the Work (and/or imposed by law upon any or all of them) because of personal Injuries, bodily injury (including death at any time resulting therefrom) and loss of or damage to property, including consequential damages, whether such injuries to person or property axe claimed to be due to negligence of the Contractor, Tenant, Landlord or any other party entitled to be indemnified as aforesaid except to the extent specifically prohibited by law (and any such prohibition shall not void this Agreement but shall be applied only to the minimum extent required by law).

            2. Contractor shall provide and maintain at its own expense, until completion of the Work, the following insurance:

                  (a) Worker's Compensation and Employers, Liability Insurance covering each and every workman employed in, about or upon the Work, as provided for in each and every statute applicable to Worker's Compensation and Employers' Liability Insurance.

                  (b) Comprehensive General Liability Insurance including coverages for Protective and Contractual Liability (to specifically include coverage for the indemnification clause of this Agreement) for not less than the following limits:

                        Personal Injury:

                        $3,000,000 per person
                        $10,000,000 per occurrence

                        Property Damage:

                        $3,000,000 per occurrence $3,000,000 aggregate

                  (c) Comprehensive Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the
Work) for not less than the following limits:

                        Bodily Injury:

                        $1,000,000 per person
                        $1,000,000 per occurrence

                        Property Damage:

                        $1,000,000 per occurrence

            Contractor shall furnish a certificate from its insurance carrier or carriers to the Building office before commencing the Work, showing that it has complied with the above requirements regarding insurance and providing that the insurer will give Landlord ten (10) days' prior written notice of the cancellation of any of the foregoing policies.

            3. Contractor shall require all of its subcontractors engaged in the Work to provide the following insurance;

                  (a) Comprehensive General Liability Insurance including Protective and Contractual Liability coverages with limits of liability at least equal to the limits stated in paragraph 2(b).

                  (b) Comprehensive Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the
Work) with limits of liability at least equal to the limits stated in paragraph 2(c).

            Upon the request of Landlord, Contractor shall require all of its subcontractors engaged in the Work to execute an Insurance Requirements agreement in the same form as this Agreement.

            Agreed to and executed this day of          , 19   .

                                       Contractor:


                                       By:____________________________________


                                       By:____________________________________


                                       By:____________________________________

                                    EXHIBIT G

            (LIST OF EXISTING ENVIRONMENTAL RESTRICTION DOCUMENTS)

      1.    Funding of Suitability to Transfer dated July 30, 1998.

      2. Grant of Environmental Restriction and Easement dated as of August 9,1998 from the United States of America acting by and through the Secretary of the Army as Grantor to the Massachusetts Department of Environmental Protection as Grantee, recorded with the Middlesex South District Registry of Deeds on August 17,1998 as Instrument No. 1134 (the "Grant of Environmental Restriction").

      3. Notice of Activity and Use Limitation under M.G.L. c. 21E recorded with said Deeds on August 12, 1998 as Instrument No. 905 (the "Well C-2 Area AUL").

      4. Notice of Activity and Use Limitation under M.G.L. c. 21E recorded with said Deeds on August 12, 1998 as Instrument No. 906 (the "13 Parcel AUL")

      5. Notice of Activity and Use Limitation under M.G.L. c. 21E recorded with said Deeds on August 12, 1998 as Instrument No. 907 (the "Buildings 36, 39 and 313C Areas AUL").

      6. Notice of Activity and Use Limitation under M.G.L. c. 21E recorded with said Deeds on August 12, 1998 as Instrument No. 908 (the "Building 60/227 Area AUL").

      7. Quitclaim Deed dated as of August 20, 1998 from the United States of America acting by and through the Secretary of the Army to the Watertown Arsenal Development Corporation, recorded with the Middlesex South District Registry of Deeds on August 25, 1998 as Instrument No. 904 (the "Army Deed").

                                    EXHIBIT H

                            (CLEANING SPECIFICATIONS)

LOBBY AND ENTRANCE AREAS

Daily Cleaning Services
- -----------------------

1.    Dust and damp mop all lobby and entrance foyers.

2.    All ashtrays will be emptied, washed and dried.

3. All waste and trash cans will be emptied. All waste and trash cans will be washed as needed.

4.    All telephones will be cleaned and sanitized.

5.    Vacuum all carpeted areas.

6.    Dust and wipe clean all desks and chairs.

7.    Wipe, clean and polish all stainless steel and other metal work.

8.    Clean all entrance doors.

9. All floors to be swept with chemically treated cloths, spot mopped and spray buffed.

10.   Dust and/or wash clean all directory board sand display glass.

11. All lights will be turned off, and specified doors locked at the completion of cleaning.

Weekly Cleaning Services
- ------------------------

1. Dust and clean all paneling, door trim and other architectural louvers, ornamental work, grills, picture frames, thermostats, boards, entire doors and woodwork.

2.    Vacuum all upholstered furniture and wall surfaces.

3.    Complete high dusting of pictures, frames, etc.

4.    Spot clean all carpeted areas.

5.    Spot clean wall surfaces.

Quarterly Cleaning Services
- ---------------------------

1.    Scrub and refinish floor areas.

Yearly Cleaning Services
- ------------------------

1.    Strip and refinish all floor areas.

GENERAL OFFICE AREAS

Daily Cleaning Services
- -----------------------

1. All waste and trash cans will be emptied. All waste and trash cans will be washed as needed.

2.    All telephones will be cleaned and sanitized.

3.    All water fountains will be sanitized and polished.

4.    Dust desk tops.

5.    Spot clean all wall surfaces and columns.

6. Vacuum all carpeted areas; moving light furniture other than desks, file cabinets, etc.

7. Dust and spot mop all resilient tile floor areas. All floor edges will be damp mopped.

8.    All glass partitions will be spot cleaned.

Weekly Cleaning Services
- ------------------------

1. Dust and clean all paneling door trim, ornamental work, grills, picture frames, ventilating louvers, baseboards and doors.

2. Dust and wipe clean all furniture, fixtures, shelving, cabinets, window sills, picture frames, bases of all chairs and desk tops.

3. Wipe clean metal door knobs, light switch plates, mirrors, kick plates, door saddles and directional signs.

Monthly Cleaning Services
- -------------------------

1.    Complete all high dusting.

2.    Dust and wipe clean all diffusers and ventilators.

3.    Damp mop and spray buff all resilient floor areas.

Bi-Yearly Cleaning Services
- ---------------------------

1.    Dust blinds.

Yearly Cleaning Services
- ------------------------

1.    Strip and refinish all resilient tile floor areas.

RESTROOMS

Daily Cleaning Services
- -----------------------

1.    All toilets and urinals will be sanitized and wiped clean.

2. All sinks and fixtures will be cleaned with a non-abrasive cleaner, sanitized and polished.

3.    All paper towel and toilet tissue dispensers will be wiped clean.

4.    All waste baskets and sanitary disposal units will be emptied.

5.    Clean all mirrors with glass cleaner and chrome with chrome cleaner.

6.    All hand soap dispensers will be refilled.

7.    All restroom floors will be damp mopped nightly using disinfectant,

Weekly Cleaning Services
- ------------------------

1.    All partitions, tiled walls and vertical surfaces will be wiped clean.

Monthly Cleaning Services
- -------------------------

1. All walls, vertical and horizontal surfaces will be wiped clean and sanitized.

Quarterly Cleaning Services
- ---------------------------

1.    All restroom floors will be machine scrubbed.

CORRIDORS AND COMMON AREAS

Daily Cleaning Services
- -----------------------

1.    All ashtrays will be emptied, washed and dried.

2.    All drinking fountains will be sanitized and polished.

3.    All waste trash cans will be emptied.

4. Wipe clean all metal door knobs, light switch plates, kick plates, mirrors, door saddles and directional signs.

5.    Sweep with chemically treated mops; damp mop to remove spill off.

6.    Vacuum all floor surfaces.

Weekly Cleaning Services
- ------------------------

1.    Spray buff all resilient rile floor areas.

2.    All fire extinguishers will be dusted.

3. Spot clean all wall surfaces and columns; including stainless steel work.

4. Dust and wipe clean all furniture, fixtures, shelving, cabinets, window sills and picture frames with clean cloths.

Monthly Cleaning Services
- -------------------------

1.    Complete all high dusting.

2. Dust and wipe clean all paneling, door trim, ornamental work, grills, picture frames, ventilating louvers, baseboards and entire doors.

Quarterly Cleaning Services
- ---------------------------

1.    Scrub and refinish all resilient tile floor areas.

2.    Dust and wipe clean all air diffusers and ventilators.

Yearly Cleaning Services
- ------------------------

1.    Strip and refinish all resilient tile floor areas.

ELEVATORS

Daily Cleaning Services
- -----------------------

1.    All elevators will be cleaned maintaining all metal work throughout.

2. All resilient tile floor areas will be swept with a chemically treated dust mop and spot mopped.

Weekly Cleaning Services
- ------------------------

1.    All resilient tile floors will be mopped and spray huffed.

2.    All walls will be wiped clean.

3.    Vacuum elevator door tracks and saddles.

4.    Vacuum all floor surfaces.

STAIRWELLS AND MISCELLANEOUS

Weekly Cleaning Services
- ------------------------

1.    All stairs will be swept and mopped.

2.    All metal and framework will be dusted and wiped clean.

3.    All janitorial closets will be kept clean and orderly.

WINDOW CLEANING

1.    All exterior and interior windows will be washed twice a year.

                                    EXHIBIT I

                             (FORM OF SUBORDINATION,
                   NONDISTURBANCE AND ATTORNMENT AGREEMENT)

            This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT is made and entered into as of this ____ day of _________, 1999, by and among KEYBANK NATIONAL ASSOCIATION (the "Lender"), CHARLES RIVER BUSINESS CENTER ASSOCIATES, L.L.C., a Delaware limited liability corporation, as (the "Landlord"), and ______________________________ (the "Tenant").

                             PRELIMINARY STATEMENTS
                             ----------------------

            A. The Landlord and the Tenant entered into a Lease dated ___________, the "Lease"), whereby the Landlord demised to the Tenant the premises described in the Lease (the "Premises"), notice of which was recorded with Middlesex South Registry of Deeds (the "Registry") on ________ as Instrument No. ________. All capitalized terms not defined herein but defined in the Lease shall have the meanings given to such terms in the Lease.

            B. The Lender is the holder of a Mortgage Note dated as of December 22, 1998, in the original principal amount of $98,850,000.00 made by the Landlord in favor of the Lender (the "Note"), which Note is secured, inter alia, by a Mortgage, Security Agreement and Assignment of Leases and Rents dated of even date with the Note (as the same may be amended, renewed, modified, consolidated, replaced, extended, increased or restated from time to time, the "Mortgage") covering the premises more particularly described in the Mortgage, including the Premises (the "Property"), which Mortgage was recorded with the Registry on December 31, 1998, as Instrument No. 224. In addition, the Landlord has entered into and delivered that certain Assignment of Rents and Leases in favor of the Lender, dated of even date with the Note (as the same may be amended, renewed, modified, consolidated, replaced, extended, increased or restated from time to time, the "Assignment") covering the Property, which Assignment was recorded with the Registry on December 31, 1998 as Instrument No. 225.

            C. The parties hereto desire to enter into this Subordination, Non-Disturbance and Attornment Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Tenant, the Landlord and the Lender hereby covenant and agree as follows:

            1. Subordination. The Tenant hereby agrees with the Lender that all of its right, title and interest as lessee under the Lease shall be subject and subordinate to the right, title and interest of the Lender under the Mortgage and Assignment (and any amendment, renewal, modification, consolidation, replacement, extension, increase or restatement thereof). In the alternative, the Lender shall have the option, at any time, upon notice to Tenant to require that the Lease be prior, rather than subordinate, to the

Mortgage, in which event Tenant shall promptly, and without charge, execute an instrument in recordable form effecting or acknowledging such priority.

            2. Non-Disturbance. So long as no default on the part of Tenant exists under the Lease and continues beyond the expiration of any applicable periods of notice and grace, as would entitle the Landlord to terminate the Lease or would cause, without any further action on the part of Landlord, the termination of the Lease or would entitle the Landlord to dispossess the Tenant thereunder, the Lease shall not be terminated, nor shall such Tenant's use, possession or enjoyment of the Premises or rights under the Lease be interfered with in any foreclosure or other action or proceeding in the nature of foreclosure or by way of any deed in lieu of any such action or proceeding, instituted under or in connection with the Mortgage, or, in case Lender rakes possession of the Property pursuant to any provisions of the Mortgage or the Assignment unless the Landlord under the Lease would have had such right if the Mortgage or the Assignment of Leases had not been made. Neither the person or entity acquiring the interest of the Landlord under the Lease as a result of any such action or proceeding or by way of any deed in lieu of any such action or proceeding (hereinafter called the "Purchaser") nor Lender, if Lender takes possession of the Property or otherwise succeeds to the Landlord's interest under the Lease, shall be: (a) liable for any act or omission of Landlord under the Lease; or (b) liable for the return of any security deposit which Tenant under the Lease has paid to Landlord under the Lease, except to the extent that the amount thereof is turned over to the Purchaser or the Lender, as the case may be; or (c) subject to any offsets or defenses which the Tenant under the Lease might have against the Landlord under the Lease; or (d) bound by the payment of any Basic Rent. Additional Rent, Percentage Rent or any other payments (any and all of which are herein referred to as "Rent") which the Tenant under the Lease might have paid for more than one month in advance to Landlord under the Lease, except with respect to estimated payments on account of Taxes and Operating Expenses to the extent actually paid to Landlord when and as provided in the Lease; or (e) bound by any amendment or modification of the Lease made without Lender's prior written consent and not otherwise permitted under the Mortgage and/or the Assignment; or (f) bound by any consent by Landlord under the Lease to any assignment of the Tenant's interest in the Lease or sublease of all or any portion of the Premises made without Lender's prior written consent and not otherwise permitted under the Mortgage and/or the Assignment; or (g) personally liable for any default under the Lease or any covenant or obligation on its part to be performed thereunder as successor to Landlord, it being acknowledged that Tenant's sole remedy in the event of such default shall be to proceed against the Purchaser's or Lender's then interest in the Property to recover any monetary damages; or (h) liable for or deemed to incur any obligation with respect to any breach of warranties or representations of any nature of Landlord under the Lease or otherwise, including, without limitation, any warranties or representations of Landlord respecting use, compliance with zoning, Landlord's authority, habitability or fitness for any purpose or presence or absence of Hazardous Materials; or (i) liable for any consequential damages which may have been incurred by Tenant by reason of any breach of obligations to be performed by Landlord; or (j) liable for any leasing commissions, the triggering event for which arose prior to the date Lender or any Purchaser succeeded to Landlord's interest. Notwithstanding anything contained herein to be contrary, if Lender or any Purchaser succeeds to Landlord's interests under the Lease, such party shall have absolutely no obligation to perform any leasehold improvements or other construction obligations in the Property on the part of Landlord to have been performed, including, without limitation, Base Work or work in other portions of the

Complex, other than any ongoing maintenance and repair obligations which are required to be performed by the Landlord under the terms of the Lease, except if Landlord's Work has commenced and Tenant has already expended funds to pay for such Work, Lender or any Purchaser succeeding to Landlord's interests under the Lease shall cause Landlord's Work to be completed and shall fund Landlord's Contribution, provided that the foregoing provision shall have no effect on Tenant's right to terminate the Lease if Landlord's Work, and Landlord's Contribution therefor (as such terms are described in Section 4.2 of the Lease), has not been completed by the Construction Deadline, as defined in the Lease.

            3. Attornment. Unless the Lease is terminated in accordance with Paragraph 2, if the interests of the Landlord under the Lease shall be transferred by reason of the exercise of the power of sale contained in the Mortgage (if applicable), or by any foreclosure or other proceeding for enforcement of the Mortgage, or by deed in lieu of foreclosure or such other proceeding, or if the Lender takes possession of the Property pursuant to any provisions of the Mortgage or the Assignment, Tenant thereunder shall be bound to the Purchaser or the Lender, as the case may be, under all of the terms, covenants and conditions of the Lease for the balance of the term thereof and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if the Purchaser or Lender were the Landlord under the Lease, and Tenant does hereby attorn to the Purchaser or Lender, as the same may be (if it takes possession of the Property), as the Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instruments upon the succession by Purchaser to the interest of the Landlord under the Lease or the taking of possession of the Property by Lender. Nevertheless, Tenant shall, from time to time, execute and deliver such instruments evidencing such attornment as Purchaser or Lender may require. The respective rights and obligations of Purchaser, Lender and Tenant upon such attornment, to the extent of the then remaining balance of the term of the Lease and any extensions and renewals, shall be and are the same as now set forth in the Lease except as otherwise expressly provided in Paragraph 2.

            4. Assignment of Leases. Tenant hereby acknowledges that all of the Landlord's right, title and interest as lessor under the Lease is being duly assigned to Lender pursuant to the terms of the Assignment, and that pursuant to the terms thereof all rental payments under the Lease shall continue to be paid to Landlord in accordance with the terms of the Lease unless and until Tenant is otherwise notified in writing by Lender. Upon receipt of any such written notice from Lender, Tenant covenants and agrees to make payment of all rental payments then due or to become due under the Lease directly to Lender or to Lender's agent designated in such notice and to continue to do so until otherwise notified in writing by Lender. Landlord hereby irrevocably directs and authorizes Tenant to make rental payments directly to Lender following receipt of such notice without any obligation to inquire as to whether any default exists under the Mortgage or the Assignment or the indebtedness secured thereby, and notwithstanding any notice or claim of Landlord to the contrary, and that Landlord shall have no right or claim against Tenant for or by reason of any rental payments made by Tenant to Lender following receipt of such notice. Payments of Rent made by Tenant, pursuant to any notice given it by Lender, shall be deemed in satisfaction of Tenant's rental obligations under the Lease to the same extent as if such Rent were paid directly to Landlord. Tenant further acknowledges and agrees: (a) that under the provisions of the Assignment, the Lease cannot be terminated except as provided in the Lease (nor can Landlord accept any surrender of the Lease) nor amended or modified in any of its terms, which would reduce any component of the Rent, shorten the term or materially increase any obligations of Landlord or reduce obligations of Tenant nor consent by Landlord be given to the waiver or release of Tenant from the performance or observance of any obligation under the Lease, in each such case, without the prior written consent of Lender, and without such consent no Rent may be collected or accepted by Landlord more than one month in advance (other than estimated payments on account of Taxes and Operating Expenses made when and as provided in the Lease); and (b) that the interest of Landlord as lessor under the Lease has been assigned to Lender for the purposes specified in the Assignment, and Lender assumes no duty, liability or obligation under the Lease by reason of the Mortgage and/or the Assignment, except only under the circumstances, terms and conditions specifically set forth in the Mortgage, the Assignment and this Agreement.

            5. Notice of Default by Landlord. Tenant, as lessee under the Lease, hereby covenants and agrees to give Lender written notice properly specifying wherein the Landlord under the Lease has failed to perform any of the covenants or obligations of the Landlord under the Lease, simultaneously with the giving of any notice of such default to the Landlord under the provisions of the Lease. Tenant agrees that Lender shall have the right, but not the obligation, within the time period specified in the Lease, plus an additional twenty (20) business days (or, if no time period is specified, a reasonable time, provided that the Lender is diligently prosecuting the same) for cure by Landlord (or within such additional time as is reasonably required to cure any such default, provided Lender shall be diligently prosecuting the same) to correct or remedy, or cause to be corrected or remedied, each such default before Tenant may take any action under the Lease by reason of such default. Such notices to Lender shall be delivered to:

                              KeyBank National Association
                              127 Public Square
                              Cleveland, Ohio  44114
                              Attention:  Robert Bowes, Esquire

      with a copy to:         KeyBank National Association
                              70 Federal Street
                              Boston, MANAGEMENT AGREEMENT  02110
                              Attention:  Joseph B. Bator, Vice President
                                          Commercial Real Estate Division

or to such other address as the Lender shall have designated to Tenant by giving written notice to Tenant at the Property, Attention: _________________________, or to such other address as may be designated by written notice from Tenant to Lender. Tenant further agrees not to exercise any right of self help or any other remedy arising as a result of a default of Landlord unless Lender has received notice and an opportunity to cure as aforesaid.

            6. No Further Subordination. Except as expressly provided to the contrary in Paragraph 2 hereof, Landlord and Tenant covenant and agree with Lender that there shall be no further subordination of the interest of lessee under the Lease to any lender or to any other party without first obtaining the prior written consent of Lender. Any attempt to effect a further subordination of lessee's interest under the Lease without first obtaining the prior written consent of Lender shall be null and void.

            7. As to Landlord and Tenant. As between Landlord and Tenant, Landlord and Tenant covenant and agree that nothing herein contained nor anything done pursuant to the provisions hereof shall be deemed or construed to modify the Lease.

            8. As to Landlord and Lender. As between Landlord and Lender, Landlord and Lender covenant and agree that nothing herein contained nor anything done pursuant to the provisions hereof shall be deemed or construed to modify the Mortgage or the Assignment.

            9. Title of Paragraphs. The titles of the paragraphs of this Agreement are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this agreement.

            10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

            11. Binding Agreement. The terms "Lender, "Landlord" and "Tenant" shall be construed to include the heirs, executors, administrators, successors and assigns of the respective parties hereto, including, in the case of Lender, an assignee(s) of the Lender and anyone who succeeds to title to the Property after foreclosure or a deed in lieu thereof, and this Agreement shall inure to their benefit and be binding on them.

            12. No Modification Unless in Writing, Etc. No modification, amendment, waiver or release of any provision of this Agreement or of any right, obligation, claim or cause of action arising hereunder shall be valid or effective unless in writing and signed by the party against whom the same is sought to be asserted.

            13. Severability. In the event that any provision or provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable by the final ruling of a court of competent jurisdiction, the remaining provisions of this Agreement shall not be affected thereby, and In the place of such invalid, illegal or unenforceable provision there shall be substituted a like, but valid, legal and enforceable provision which most nearly accomplishes the original intention of the parties, as evidenced by this Agreement.

            14. Further Assurances. The Landlord and the Tenant from time to time shall execute and deliver at the Lender's request all instruments that may be reasonably necessary or appropriate to evidence their agreements hereunder.

            15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all such counterparts shall constitute one and the same instrument.

            EXECUTED as a sealed instrument as of the day and year first above written.

                                       LENDER:

                                       KEYBANK NATIONAL ASSOCIATION



                                       By:
                                          ------------------------------------
                                          Joseph B. Bator, Vice President


                                       LANDLORD:

                                       CHARLES RIVER BUSINESS CENTER
                                          ASSOCIATES, L.L.C.



                                       By:
                                          ------------------------------------
                                          J. Brian O'Neill, Manager
                                          Hereunto duly authorized


                                       TENANT:

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title: